                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


   Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
      Date of Report (Date of earliest event reported): November 13, 2001


                         KANEB PIPE LINE PARTNERS, L.P.
               (Exact name of registrant as specified in charter)

         Delaware                      001-5083                        75-2287571
(State of Incorporation)        (Commission File No.)     (I.R.S. Employer Identification No.)


                           2435 North Central Expressway
                                    Richardson, Texas                     75080
                        (Address of Principal Executive Offices)       (Zip Code)

       Registrant's telephone number, including area code: (972) 699-4000

ITEM 5. OTHER EVENTS.

         On November 13, 2001, Kaneb Pipe Line Operating Partnership, L.P., the Registrant's operating subsidiary, signed a definitive agreement to acquire all of the liquids terminaling subsidiaries (the "Statia Subsidiaries") of Statia Terminals Group N.V. ("Statia") for approximately $200 million. The acquired subsidiaries have approximately $107 million in debt outstanding. The
Registrant intends to fund the acquisition through borrowings under its revolving credit facility. Prior to the close of the acquisition, the Registrant intends to reduce indebtedness outstanding thereunder through the issuance of equity or debt securities or both. The Registrant anticipates that the acquisition will close in early 2002. The acquisition is subject to approval by Statia's public shareholders and standard closing conditions, including the receipt of regulatory approvals. Statia is traded on the Nasdaq under the symbol STNV.

         No separate financial information for the Statia Subsidiaries has been provided or incorporated by reference in this report because: (i) Statia does not itself conduct any operations, but rather all operations of Statia and its subsidiaries are conducted by the Statia Subsidiaries; and (ii) Statia has no material assets other than its ownership of the Statia Subsidiaries.

         The information contained in this Current Report on Form 8-K is incorporated by reference in the Registrant's shelf registration statements on Form S-3 filed under the Securities Act of 1933, as amended, Registration Numbers 333-76067, 333-62296, 333-59767 and 333-65896.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial statements of the acquired business.

           Statia Terminals Group N.V. Financial Statements:
               Report of Independent Certified Public Accountants Consolidated Balance Sheets as of December 31, 1999 and 2000 Consolidated Statements of Operations for the years ended
                    December 31, 1998, 1999, and 2000
               Consolidated Statements of Shareholders' Equity for the years ended December 31, 1998, 1999, and 2000
               Statements of Cash Flows for the years ended December 31,
                    1998, 1999, and 2000
               Notes to Consolidated Financial Statements

           Unaudited interim financial statements:
               Consolidated Condensed Balance Sheets as of December 31, 2000 and
                    September 30, 2001
               Consolidated Condensed Income Statements for the three months ended September 30, 2000 and 2001 and the nine months ended September 30, 2000 and 2001
               Consolidated Condensed Statements of Cash Flows for the nine months ended September 30, 2000 and 2001
               Notes to Consolidated Condensed Financial Statements

(b)  Unaudited pro forma financial information.

           Kaneb Pipe Line Partners, L.P. and Subsidiaries:
               Pro Forma Condensed Consolidated Statement of Income for the
                    year ended December 31, 2000
               Pro Forma Condensed Consolidated Statement of Income for the nine months ended September 30, 2001
               Pro Forma Condensed Consolidated Balance Sheet as of
                    September 30, 2001.
               Notes to Pro Forma Condensed Consolidated Financial Information.

(c)  Exhibits.

       10.1 Stock Purchase Agreement, dated as of November 12, 2001, by and between Kaneb Pipe Line Operating Partnership, L.P., and Statia Terminals Group N.V., a public company with limited liability organized under the laws of the Netherlands Antilles.

       10.2 Voting and Option Agreement dated as of November 12, 2001, by and between Kaneb Pipe Line Operating Partnership, L.P., and Statia Terminals Holdings N.V., a Netherlands Antilles company and a shareholder of Statia Terminals Group N.V., a Netherlands Antilles company.

       23.1    Consent of Independent Certified Public Accountants.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 11, 2002

                                            KANEB PIPE LINE PARTNERS, L.P.
                                            By:  KANEB PIPE LINE COMPANY LLC,
                                                     General Partner

                                            By:    /s/ EDWARD D. DOHERTY
                                            Name:  Edward D. Doherty
                                            Title: Chairman

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors of
    Statia Terminals Group N.V.:

We have audited the accompanying consolidated balance sheets of Statia Terminals Group N.V. (a Netherlands Antilles corporation) and subsidiaries as of December 31, 1999 and 2000, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Statia Terminals Group N.V. and subsidiaries as of December 31, 1999 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.


Arthur Andersen LLP



West Palm Beach, Florida,
    January 24, 2001.

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                   (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                                                                     December 31,
                                                                                 ----------------------
                                                                                   1999         2000
                                                                                 ---------    ---------
ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                                     $   5,658    $  17,472
   Accounts receivable-
     Trade, less allowance for doubtful accounts of $804 and $953
           in 1999 and 2000, respectively                                           12,957       13,482
     Other                                                                           3,704        1,156
   Inventory, net                                                                    3,239        1,552
   Prepaid expenses                                                                  1,723        1,591
                                                                                 ---------    ---------
           Total current assets                                                     27,281       35,253

PROPERTY AND EQUIPMENT, net                                                        206,031      202,061

OTHER NONCURRENT ASSETS, net                                                         2,985        3,424
                                                                                 ---------    ---------

              Total assets                                                       $ 236,297    $ 240,738
                                                                                 =========    =========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable                                                              $  14,086    $  12,145
   Accrued interest payable                                                          1,516        1,535
   Other accrued expenses                                                            7,084        9,739
   Current maturities of long-term debt                                                 --        1,069
                                                                                 ---------    ---------
     Total current liabilities                                                      22,686       24,488

DISTRIBUTIONS PAYABLE                                                                2,913        2,913
LONG-TERM DEBT                                                                     101,000      106,931
                                                                                 ---------    ---------

              Total liabilities                                                    126,599      134,332
                                                                                 ---------    ---------

SHAREHOLDERS' EQUITY:
   Class A common shares, $0.01 par value, 20,000,000 shares authorized;
     7,600,000 shares issued and 7,227,700 and 6,299,753 shares outstanding at
       December 31, 1999 and 2000, respectively                                         76           76
   Class B subordinated shares, $0.01 par value, 7,800,000 shares authorized;
     3,800,000 shares issued and outstanding at December 31, 1999 and 2000              38           38
   Class C shares, $0.01 par value, 2,200,000 shares authorized;
     38,000 shares issued and outstanding at December 31, 1999 and 2000                 --           --
   Additional paid-in capital                                                      129,834      129,834
   Notes receivable from shareholders                                               (1,474)      (1,448)
   Accumulated deficit                                                             (16,522)     (13,509)
   Class A common shares in treasury, at cost, 372,300 and 1,300,247 shares
     at December 31, 1999 and 2000, respectively                                    (2,254)      (8,585)
                                                                                 ---------    ---------
              Total shareholders' equity                                           109,698      106,406
                                                                                 ---------    ---------

COMMITMENTS AND CONTINGENCIES

              Total liabilities and shareholders' equity                         $ 236,297    $ 240,738
                                                                                 =========    =========


          See accompanying notes to consolidated financial statements.

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                   (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                                                                     December 31,
                                                                        ---------------------------------------
                                                                           1998           1999           2000
                                                                        ---------      ---------      ---------
REVENUES:
   Terminaling services                                                 $  66,625      $  61,665      $  61,547
   Product sales                                                           70,137        106,678        148,908
                                                                        ---------      ---------      ---------
     Total revenues                                                       136,762        168,343        210,455
                                                                        ---------      ---------      ---------

COSTS OF REVENUES:
   Terminaling services                                                    40,739         38,064         40,136
   Product sales                                                           65,149         99,601        141,198
                                                                        ---------      ---------      ---------
     Total costs of revenues                                              105,888        137,665        181,334
                                                                        ---------      ---------      ---------

   Gross profit                                                            30,874         30,678         29,121

ADMINISTRATIVE EXPENSES                                                     9,500          8,745          9,717
SPECIAL COMPENSATION EXPENSE                                                   --          4,099             --
HURRICANE CHARGES                                                             800          1,750             --
                                                                        ---------      ---------      ---------

   Operating income                                                        20,574         16,084         19,404

LOSS ON DISPOSITION OF PROPERTY AND EQUIPMENT                               1,652             --             --
INTEREST EXPENSE                                                           16,851         14,286         12,759
INTEREST INCOME                                                               684            846            387
                                                                        ---------      ---------      ---------
   Income before provision for income taxes, preferred stock
     dividends and extraordinary charge                                     2,755          2,644          7,032

PROVISION FOR INCOME TAXES                                                    320            780            938
                                                                        ---------      ---------      ---------

   Income before preferred stock dividends and extraordinary charge         2,435          1,864          6,094

PREFERRED STOCK DIVIDENDS                                                   3,938          2,257             --
                                                                        ---------      ---------      ---------

   Income (loss) before extraordinary charge                               (1,503)          (393)         6,094

EXTRAORDINARY CHARGE RELATED TO EARLY
   EXTINGUISHMENT OF DEBT                                                      --          4,743             --
                                                                        ---------      ---------      ---------

     Net income (loss) available to common shareholders                 $  (1,503)     $  (5,136)     $   6,094
                                                                        =========      =========      =========

BASIC EARNINGS (LOSS) PER COMMON SHARE:
  Income before extraordinary charge                                    $      --      $    0.66      $    0.90
  Extraordinary charge                                                         --           0.92             --
                                                                        ---------      ---------      ---------
     Net income (loss) available to common shareholders                 $      --      $   (0.26)     $    0.90
                                                                        ---------      =========      =========

DILUTED EARNINGS (LOSS) PER COMMON SHARE:
  Income before extraordinary charge                                    $      --      $    0.44      $    0.57
  Extraordinary charge                                                         --           0.61             --
                                                                        ---------      ---------      ---------
     Net income (loss) available to common shareholders                 $      --      $   (0.17)     $    0.57
                                                                        ---------      =========      =========

BASIC AND DILUTED EARNINGS (LOSS) PER
   SUBORDINATED SHARE:
     Income (loss) before extraordinary charge                          $   (0.45)     $   (1.04)     $      --
     Extraordinary charge                                                      --             --             --
                                                                        ---------      ---------      ---------
       Net income (loss) available to common shareholders               $   (0.45)     $   (1.04)     $      --
                                                                        =========      =========      =========


          See accompanying notes to consolidated financial statements.

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                   (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                                                    Preferred Stock -
                                                                     Series D and E             Common Shares           Additional
                                                             --------------------------   --------------------------     Paid-in
                                                               Shares          Amount       Shares          Amount        Capital
                                                             -----------    -----------   -----------    -----------   -----------
BALANCE, December 31, 1997                                        61,000    $    61,000        41,000    $         4   $        --

Net loss to common shareholders                                       --             --            --             --            --
Amortization expense related to stock options                         --             --            --             --           363
Retirement of Series D preferred stock                            (6,150)        (6,150)           --             --            --
Forfeiture related to employment termination                         (26)           (26)          (26)            --            --
                                                             -----------    -----------   -----------    -----------   -----------

BALANCE, December 31, 1998                                        54,824         54,824        40,974              4           363

Net loss to common shareholders                                       --             --            --             --            --
Net proceeds from initial public offering of class A common
  shares                                                              --             --     7,600,000             76       136,681
Exercise of stock options, reclassification of class B
  subordinated shares and issuance of additional class B
  subordinated shares and class C shares                              --             --     3,797,026             34            --
Redemption of preferred stock                                    (54,824)       (54,824)           --             --            --
Compensation to Castle Harlan for services performed in
  relation to initial public offering of class A common shares        --             --            --             --          (778)
Dividend of Panamanian investment                                     --             --            --             --            --
Vesting of compensatory stock options                                 --             --            --             --         2,152
Amortization expense related to stock options                         --             --            --             --           154
Class A common shares and class B subordinated shares
  distributions declared                                              --             --            --             --        (8,738)
Purchase of class A common shares as treasury stock                   --             --            --             --            --
                                                             -----------    -----------   -----------    -----------   -----------

BALANCE, December 31, 1999                                            --             --    11,438,000            114       129,834

Net income available to common shareholders                           --             --            --             --            --
Class A common shares distributions declared                          --             --            --             --            --
Purchase of class A common shares as treasury stock                   --             --            --             --            --
Cancellation related to employment termination                        --             --            --             --            --
                                                             -----------    -----------   -----------    -----------   -----------

BALANCE, December 31, 2000                                            --    $        --    11,438,000    $       114   $   129,834
                                                             ===========    ===========   ===========    ===========   ===========


                                                                     Notes                            Class A
                                                                   Receivable                         Common
                                                                      from         Accumulated       Shares in
                                                                  Shareholders       Deficit          Treasury          Total
                                                                  ------------     -----------      -----------      -----------
BALANCE, December 31, 1997                                        $    (1,500)     $    (8,883)     $        --      $    50,621

Net loss to common shareholders                                            --           (1,503)              --           (1,503)
Amortization expense related to stock options                              --               --               --              363
Retirement of Series D preferred stock                                     --               --               --           (6,150)
Forfeiture related to employment termination                               26               --               --               --
                                                                  -----------      -----------      -----------      -----------

BALANCE, December 31, 1998                                             (1,474)         (10,386)              --           43,331

Net loss to common shareholders                                            --           (5,136)              --           (5,136)
Net proceeds from initial public offering of class A common
  shares                                                                   --               --               --          136,757
Exercise of stock options, reclassification of class B
subordinated shares and issuance of additional class B
  subordinated shares and class C shares                                   --               --               --               34
Redemption of preferred stock                                              --               --               --          (54,824)
Compensation to Castle Harlan for services performed in
  relation to initial public offering of class A common shares             --               --               --             (778)
Dividend of Panamanian investment                                          --           (1,000)              --           (1,000)
Vesting of compensatory stock options                                      --               --               --            2,152
Amortization expense related to stock options                              --               --               --              154
Class A common shares and class B subordinated shares
  distributions declared                                                   --               --               --           (8,738)
Purchase of class A common shares as treasury stock                        --               --           (2,254)          (2,254)
                                                                  -----------      -----------      -----------      -----------

BALANCE, December 31, 1999                                             (1,474)         (16,522)          (2,254)         109,698

Net income available to common shareholders                                --            6,094               --            6,094
Class A common shares distributions declared                               --           (3,081)              --           (3,081)
Purchase of class A common shares as treasury stock                        --               --           (6,331)          (6,331)
Cancellation related to employment termination                             26               --               --               26
                                                                  -----------      -----------      -----------      -----------

BALANCE, December 31, 2000                                        $    (1,448)     $   (13,509)     $    (8,585)     $   106,406
                                                                  ===========      ===========      ===========      ===========


          See accompanying notes to consolidated financial statements.

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                                           December 31,
                                                                             ---------------------------------------
                                                                                1998           1999           2000
                                                                             ---------      ---------      ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Income before preferred stock dividends and extraordinary charge          $   2,435      $   1,864      $   6,094
     Adjustments to reconcile income before preferred stock dividends and extraordinary charge to net cash provided by
          operating activities: -
        Depreciation, amortization, and certain non-cash charges                12,383         11,686         13,256
        Provision for possible bad debts                                            72             20            149
        Hurricane charge                                                            --          1,500             --
        Non-cash special compensation expense                                       --          2,152             --
        Loss on disposition of property and equipment                            1,652             --             --
     Changes in operating assets and liabilities: -
        Accounts receivable - trade                                              2,458         (5,415)          (674)
        Accounts receivable - other                                                 20         (1,376)         2,548
        Inventory                                                               (3,281)         1,289          1,687
        Prepaid expenses                                                            72         (1,084)           132
        Other noncurrent assets                                                      6            (70)          (515)
        Accounts payable                                                         1,574          4,780         (1,941)
        Interest payable and other accrued expenses                                799         (1,681)         2,674
                                                                             ---------      ---------      ---------
          Net cash provided by operating activities                             18,190         13,665         23,410
                                                                             ---------      ---------      ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment                                         (10,714)        (8,593)        (8,578)
   Proceeds from sale of property and equipment                                    122             15             --
   Investment in a limited liability corporation                                    --             --           (500)
   Proceeds from sale of Statia Terminals Southwest, Inc.                        6,500             --             --
                                                                             ---------      ---------      ---------
     Net cash used in investing activities                                      (4,092)        (8,578)        (9,078)
                                                                             ---------      ---------      ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from borrowing                                                          --             --          7,000
   Borrowing costs paid                                                             --             --           (106)
   Net proceeds from initial public offering of class A common shares               --        136,757             --
   Redemption of preferred stock                                                (6,150)       (94,824)            --
   Repurchase of 11 3/4% First Mortgage Notes                                       --        (34,000)            --
   Acquisition costs related to the repurchase of 11 3/4% First                     --         (3,681)            --
      Mortgage Notes
   Payment of preferred stock dividends                                             --         (9,697)            --
   Payment of class A common share distributions                                    --         (5,825)        (3,081)
   Purchase of class A common shares as treasury stock                              --         (2,254)        (6,331)
   Issuance of additional class B subordinated shares and class C shares
                                                                                    --             34             --
                                                                             ---------      ---------      ---------
     Net cash used in financing activities                                      (6,150)       (13,490)        (2,518)
                                                                             ---------      ---------      ---------

     Increase (decrease) in cash and cash equivalents                            7,948         (8,403)        11,814

CASH AND CASH EQUIVALENTS, at beginning of year                                  6,113         14,061          5,658
                                                                             ---------      ---------      ---------

CASH AND CASH EQUIVALENTS, at end of year                                    $  14,061      $   5,658      $  17,472
                                                                             =========      =========      =========

SUPPLEMENTAL DISCLOSURES OF
    CASH FLOW INFORMATION:
   Cash paid for income taxes                                                $     369      $     677      $     671
                                                                             =========      =========      =========
   Cash paid for interest                                                    $  15,940      $  14,012      $  12,058
                                                                             =========      =========      =========


          See accompanying notes to consolidated financial statements.

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)


1. ORGANIZATION AND OPERATIONS

         Statia Terminals Group N.V. was formed on September 4, 1996 by Castle Harlan Partners II L.P. ("Castle Harlan"), a private equity investment fund managed by Castle Harlan, Inc., a private merchant bank, certain members of management and others, and commenced operations on November 27, 1996 ("Inception"). Statia Terminals Group N.V. and Subsidiaries (the "Company") own and operate petroleum blending, transshipment and storage facilities located on the island of St. Eustatius, Netherlands Antilles and near Point Tupper, Nova Scotia, Canada. The Company's terminaling services are furnished to many of the world's largest producers of crude oil, integrated oil companies, oil traders, refiners and petrochemical companies. In addition to storage, the Company provides a variety of related terminal services including the supplying of bunkering, crude oil and petroleum product blending and processing, emergency and spill response, brokering of product trades and ship services. A subsidiary of the Company provides administrative services for the Company from its office in Deerfield Beach, Florida.

         The Company includes the following primary entities (collectively, the "Statia Operations"): Statia Terminals Group N.V. ("Group"), Statia Terminals International N.V. ("Statia"), Statia Terminals N.V. (each incorporated in the Netherlands Antilles), Statia Terminals Canada, Inc. (incorporated in Nova Scotia, Canada) and Statia Terminals Southwest, Inc. (incorporated in Texas, the "Brownsville Facility") which was sold in July 1998 (see Note 16). Significant intercompany balances and transactions have been eliminated.

         As further discussed in Note 3, on April 28, 1999, the Company completed its initial public offering of equity.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Use of Estimates

         These consolidated financial statements have been prepared in conformity with generally accepted accounting principles as promulgated in the United States which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities. Significant estimates primarily include: the accrual for environmental expenses, accruals for legal and personnel related expenses, allowance for doubtful accounts, inventory reserve, estimated useful lives of depreciable assets, and other valuation allowances related to deferred tax assets. Management is also required to make judgments regarding disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

     Revenue Recognition

         Revenues from storage and throughput operations are recognized ratably as the services are provided. Revenues and commissions from terminaling services, bunkering services, and bulk product sales are recognized upon completion of delivery of the service or product.

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                   (CONTINUED)

         During 2000, the Company adopted the U.S. Securities and Exchange Commission's ("SEC") Staff Accounting Bulletin 101, "Revenue Recognition" ("SAB 101"), which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements filed with the SEC. The adoption of SAB 101 did not have a material effect on the Company's business, financial condition, results of operations or cash flows.

     Foreign Currency Translation and Exchange

         Except for certain operating expenses denominated in Netherlands Antilles guilders and Canadian dollars, and certain Canadian dollar-denominated revenues, all of the Company's transactions are in U.S. dollars. Therefore, the functional currency of the Company and each of its subsidiaries has been determined to be the U.S. dollar. In accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 52 "Foreign Currency Translation", transaction gains and losses that arise from exchange rate fluctuations are included in the results of operations as incurred. Such transaction gains and losses have not been significant.

     Impairment of Long-Lived Assets

         SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of any asset may not be recoverable. SFAS No. 121 also requires that long-lived assets and certain identifiable long-lived assets to be disposed of be reported at the lower of carrying amount or fair value less cost to sell. The Company continually evaluates factors, events, and circumstances which include, but are not limited to, its historical and projected operating performance, specific industry trends, and general economic conditions to assess whether the remaining estimated useful lives of long-lived assets may warrant revision or that the remaining balance of long-lived assets may not be recoverable. When such factors, events, or circumstances indicate that long-lived assets should be evaluated for possible impairment, the Company uses an estimate of undiscounted cash flow over the remaining lives of the long-lived assets in measuring whether an impairment exists. The Company measures an asset impairment loss as the amount by which the carrying amount exceeds the fair market value of the asset.

     Stock-Based Compensation Plans

         SFAS No. 123, "Accounting for Stock-Based Compensation," allows for either the adoption of a fair value method for accounting for stock-based compensation plans or for the continuation of accounting under Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations with supplemental disclosures.

         The Company has chosen to account for its stock options using the intrinsic value based method prescribed in APB Opinion No. 25 and, accordingly, does not recognize compensation expense for stock

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                   (CONTINUED)

option grants made at an exercise price equal to or in excess of the fair market value of the stock at the date of grant.

     Cash and Cash Equivalents

         The Company's cash and cash equivalents consist of short-term, highly liquid investments with maturities of three months or less. Such short-term investments are carried at cost, which approximates market value, and are classified as cash and cash equivalents.

     Financial Instruments

         The Company uses various methods and assumptions to estimate the fair value of each class of financial instrument. Due to their nature, the carrying value of cash and cash equivalents (including restricted cash), accounts receivable, accounts payable and variable rate debt approximates fair value. The fair value of the Company's fixed rate debt is estimated based on market "bid" prices and approximates carrying value as of December 31, 1999 and 2000. The fair value of the notes receivable from shareholders is based on an independent appraisal of the underlying collateral. The Company's other financial instruments are not significant.

     Concentrations of Credit Risk

         Financial instruments, which potentially subject the Company to a concentration of credit risk, primarily consist of cash and cash equivalents (including restricted cash), accounts receivable-trade, and notes receivable from shareholders. The Company maintains cash and cash equivalents with various major financial institutions. The Company performs periodic evaluations of the relative credit standing of these financial institutions. Additionally, these financial institutions and financial instruments must meet the qualifications specified in certain of the Company's debt agreements. To reduce credit risk related to its trade accounts receivable, the Company performs periodic credit evaluations of its customers and has certain maritime lien rights against ships to which it has sold bunker fuel. Additionally, virtually all customers of the Company's terminaling services segment are required to pay in advance of services being rendered.

          Substantially all of the Company's revenues are derived from customers in the global petroleum industry. At December 31, 1999 and 2000, $11,440 and $11,885 of the Company's accounts receivable-trade, respectively, were from customers of the Company's product sales segment. Such receivables are typically collected within thirty days of the product sale. A substantial portion of these customers represent shipping concerns providing services to the global petroleum industry.

     Inventory

         Inventory consists of oil products. Provision has been made to reduce excess or obsolete inventory to the lower of weighted average cost or estimated market value.

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                   (CONTINUED)

     Property and Equipment

         Property and equipment are stated at cost less accumulated depreciation. Depreciation expense is computed using the straight-line method over the estimated useful lives of the respective assets. Additions to property and equipment, replacements, betterments, and major renewals are capitalized. The Company capitalizes certain costs associated with software developed or obtained for internal use in accordance with the American Institute of Certified Public Accountants' ("AICPA") Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." Capitalized costs are amortized using the straight-line method over the estimated useful lives of the respective assets.

         Development costs, including costs of geological studies related to projects whose completion as determined by management is probable, are capitalized. Development costs are amortized using the straight-line method over the estimated useful lives of the respective assets upon completion of the project. Development costs related to projects, which are no longer probable of completion, are expensed when such determination as to probability is made. Development costs which are exploratory in nature are expensed as incurred.

         Repair and maintenance expenditures, which do not materially increase asset values or extend useful lives, are expensed.

     Other Noncurrent Assets

         Other noncurrent assets primarily consist of deferred financing costs in the amounts of $2,701 and $2,126, net of accumulated amortization of $2,108 and $2,790, as of December 31, 1999 and 2000, respectively. The deferred financing costs related to establishing debt obligations are amortized ratably over the life of the underlying obligation. Debt cost amortization expense was $911, $767, and $682 for the years ended December 31, 1998, 1999, and 2000, respectively.

         The Company's investment in a limited liability corporation is carried at cost of $500, which approximates fair value, and is included in other noncurrent assets.

         Other noncurrent assets as of December 31, 2000 also include cash of $620 restricted by terms of the indenture to the First Mortgage Notes. The Company may seek release of this restriction by replacing certain fixed assets.

     Class A Common Shares in Treasury

         The Company accounts for purchases of treasury shares under the cost method with the aggregate cost recorded as a reduction of shareholders' equity.

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                   (CONTINUED)

     Environmental, Health, and Safety Matters

         The Company is subject to comprehensive and periodically changing environmental, health and safety laws and regulations within the jurisdictions of its operations, including those governing oil spills, emissions of air pollutants, discharges of wastewater and storm water, and the disposal of non-hazardous and hazardous waste. Expenditures for environmental, health, and safety matters, which benefit future periods and qualify as property and equipment, are capitalized and depreciated over the respective lives of the assets.

         The Company accrues for costs associated with environmental remediation when it becomes probable that a liability has been incurred and the amount can be reasonably estimated. The Company recognizes amounts recoverable from third parties when the collection of such amounts is probable. Recoverable amounts and accrued costs are included in Accounts receivable - Other and Other accrued expenses, respectively. See Note 12 for a further discussion of such matters.

     Income Taxes

         The Company determines its tax provision and deferred tax balances in accordance with SFAS No. 109, "Accounting for Income Taxes." Under this approach, the provision for income taxes represents income taxes paid or payable for the current year adjusted for the change in deferred taxes during the year. Deferred income tax assets and liabilities reflect the net tax effects of temporary differences between the financial statement bases and the tax bases of assets and liabilities and are adjusted for changes in tax rates and tax laws when changes are enacted. The Company provides a valuation allowance against deferred tax assets when it determines that it is not more likely than not that the deferred tax asset will be utilized in the future.

     Earnings per Share

         In connection with its initial public offering of equity discussed in
Note 3 below, the Company adopted SFAS No. 128, "Earnings per Share". Earnings per share are computed based upon the "Participating Securities and Two-Class Common Stock" methodology as required by SFAS No. 128. Earnings and losses have been allocated to each class of shares based upon changes in the historical basis liquidation values of the classes of shares during the periods presented as determined in accordance with the Company's Articles of Incorporation. Under this methodology, all of the earnings and losses prior to the closing of the Company's initial public offering of equity on April 28, 1999 have been allocated to the class B subordinated shareholders. All of the earnings and losses subsequent to April 28, 1999 have been allocated to the class A common shareholders.

         Basic earnings (loss) per share is computed by dividing the earnings and losses allocated to each class of equity by the weighted average number of shares outstanding for each class during the period. Diluted earnings (loss) per share is computed the same as basic earnings (loss) per share except the denominator is adjusted for the effect of class A common share and class B subordinated share equivalents outstanding.

For periods prior to April 28, 1999, class B subordinated share equivalents include, where appropriate, the assumed exercise of previously outstanding stock options and the assumed conversion of the Company's previously outstanding Series B preferred stock. The assumed

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                   (CONTINUED)

conversion of the Company's previously outstanding Series B preferred stock (330,653 class B subordinated shares) was antidilutive for 1998 and 1999. For periods subsequent to April 28, 1999, class A common share equivalents include, where appropriate, the assumed exercise of outstanding stock options. Earnings per share amounts presented have been adjusted to give retroactive effect, as of the beginning of 1998 and 1999, to the reclassification and issuance of additional class B subordinated shares and class C shares that occurred in connection with the initial public offering of equity (see Note 3).

         The following additional information is presented with respect to the Company's earnings per share amounts:

                                                                                         For the Years Ended December 31,
                                                                                  ---------------------------------------------
                                                                                      1998             1999             2000
                                                                                  -----------      -----------      -----------
EARNINGS PER COMMON SHARE

Earnings and losses allocated to class A common shares:
   Income before extraordinary charge                                             $        --      $     3,410      $     6,094
   Extraordinary charge                                                                    --            4,743               --
                                                                                  -----------      -----------      -----------
   Net income (loss) available to common shareholders                             $        --      $    (1,333)     $     6,094
                                                                                  ===========      ===========      ===========

Weighted average class A common shares outstanding                                         --        5,156,421        6,794,192
Dilutive effect of weighted average class B subordinated shares outstanding                --        2,571,507        3,800,000
Dilutive effect of weighted average stock options outstanding                              --               --           26,093
                                                                                  -----------      -----------      -----------
Diluted common shares outstanding                                                          --        7,727,928       10,620,285
                                                                                  ===========      ===========      ===========

EARNINGS PER SUBORDINATED SHARE

Earnings and losses allocated to class B subordinated shares:
   Loss before extraordinary charge                                               $    (1,503)     $    (3,803)     $        --
   Extraordinary charge                                                                    --               --               --
                                                                                  -----------      -----------      -----------
   Net income (loss) available to common shareholders                             $    (1,503)     $    (3,803)     $        --
                                                                                  ===========      ===========      ===========

Weighted average class B subordinated shares outstanding                            3,305,022        3,641,144        3,800,000
Dilutive effect of stock options and preferred stock with conversion features              --               --               --
                                                                                  -----------      -----------      -----------
Diluted subordinated shares outstanding                                             3,305,022        3,641,144        3,800,000
                                                                                  ===========      ===========      ===========

     Comprehensive Income

         SFAS No. 130, "Reporting Comprehensive Income" establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The following types of items, among others, are to be considered in computing comprehensive income: foreign currency translation adjustments, pension liability adjustments and unrealized gain/loss on securities available for sale. For all periods presented herein, there were no differences between net income (loss) available to common shareholders and comprehensive income (loss).

     Reclassifications

         Certain reclassifications were made to the 1998 and 1999 financial statements and notes thereto in order to conform to the 2000 presentation.

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                   (CONTINUED)

     Recent Accounting Pronouncements

         Effective January 1, 2001, we adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" which establishes standards of accounting for derivative instruments including specific hedge accounting criteria. The adoption of SFAS No. 133 did not have a material impact on us.

         The Accounting Standards Executive Committee (AcSEC) of the AICPA is currently formulating a new accounting standard which is expected to modify the accounting rules for major repairs and maintenance expenditures, among other things. AcSEC has not yet released a draft of this proposed standard for public comment, but is expected to do so shortly. Therefore, we cannot determine at the present time whether or not the ultimate implementation of the final standard by the Company will have a material effect on the Company's business, financial condition, results of operations, or cash flows.


3. INITIAL PUBLIC OFFERING OF EQUITY AND RELATED TRANSACTIONS

         On April 28, 1999, the Company completed its initial public equity offering of 7.6 million class A common shares. The offering price was $20 per share raising gross proceeds of $152,000. The gross proceeds of the offering were used primarily to redeem all of the Company's outstanding Series A, B, C, D, and E preferred stock and pay accrued dividends, pay underwriters' discounts and fees, and pay certain other costs directly associated with the offering. The remaining proceeds were used during May 1999, along with existing cash, to repurchase in the open market a principal amount of $34,000 of the First Mortgage Notes for $39,522, including acquisition costs and accrued interest of $3,681 and $1,841, respectively. During the second quarter of 1999, the acquisition costs and the unamortized deferred financing costs related to the repurchased First Mortgage Notes ($1,062) were recorded as an extraordinary charge. There was no income tax effect associated with this extraordinary charge.

         Immediately prior to the initial public offering of equity, the Company transferred its ownership interest in a Panamanian investment, valued at $1,000, to its shareholders as a dividend. In connection with a restructuring effected contemporaneously with the offering, all outstanding stock options were exercised and converted along with all existing common stock into 3.8 million class B subordinated shares and 38,000 class C shares.

         During the three months ended March 31, 1999, the Company recorded as special compensation expense a bonus in the amount of $1,947 for particular members of the Company's management. The purpose of this special management bonus was to partially reimburse these individuals with respect to adverse tax consequences that resulted from the offering and other past compensation arrangements.

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                   (CONTINUED)

4. PROPERTY AND EQUIPMENT

         Property and equipment consisted of the following as of December 31:

                                                                                      Useful Lives
                                                             1999          2000         In Years
                                                          ----------    ----------    ------------
Land                                                      $    1,291    $    1,291
Land improvements                                              6,872         7,832       5 - 20
Buildings and improvements                                     3,446         3,985      20 - 40
Plant machinery and terminals                                159,822       165,261       4 - 40
Mooring facilities and marine equipment                       51,701        54,889       4 - 40
Field and office equipment                                     4,068         4,784       3 - 15
Spare parts and hoses                                          2,687           793
Capital projects in process                                    6,501         5,017
                                                          ----------    ----------

     Total property and equipment, at cost                   236,388       243,852
     Less accumulated depreciation                            30,357        41,791
                                                          ----------    ----------

     Property and equipment, net                          $  206,031    $  202,061
                                                          ==========    ==========

         As of December 31, 1999 and 2000, capital projects in process include $378 and $605 of development costs, respectively, including costs of geological studies related to a salt cavern storage project in Nova Scotia, Canada.

         During the three months ended March 31, 2000, the Company replaced certain large hoses attached to its single point mooring system (the "SPM"). In connection with this hose change-out, the Company adopted the component depreciation method for the SPM and its hoses as of January 1, 2000, which resulted in a change in the estimated useful lives for depreciation purposes for these hoses. As a result, in addition to recurring depreciation charges, the Company incurred a non-cash charge to depreciation expense of $832 during the first quarter of 2000, which is included in costs of terminaling services revenues and represents the full year effect of this change.

         The Company is currently reviewing the status of its terminal operations software, which is being developed internally. The ultimate outcome of this review is uncertain but may result in a decision to complete development of this system, or a portion thereof, or replace the current system with commercially available software. As of December 31, 2000, capitalized costs related to this internally developed software were approximately $896.

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                   (CONTINUED)

5. DEBT

         The 11 3/4% $135,000, First Mortgage Notes due November 15, 2003, (the "Notes") were issued by subsidiaries of the Company (the "Issuers") on November 27, 1996, in connection with the acquisition of certain companies from Praxair, Inc. by Castle Harlan Partners II L.P. (the "Castle Harlan Acquisition") and pay interest on May 15 and November 15 of each year. The Notes are redeemable, in whole or, in part, at the option of the Issuers at any time on or after November 15, 2000, at the redemption prices listed below (expressed as percentages of principal amount), together with accrued and unpaid interest, if any, thereon to the redemption date, if redeemed during the 12-month period beginning November 15, in the year indicated. The Company may also forego the redemption process and repurchase Notes in the open market on or after November 15, 2000.

                                            Optional
                        Year            Redemption Price
                        ----            ---------------
                        2000                105.875%
                        2001                102.938%
                        2002                100.000%

         Notwithstanding the foregoing, any time on or prior to November 15, 1999, the Issuers were allowed to redeem or repurchase up to 35% of the aggregate principal amount of the Notes with the proceeds of one or more equity offerings, plus accrued and unpaid interest, if any, to the date of redemption or repurchase, provided that after giving effect to such redemption or repurchase, at least 65% of the aggregate principal amount of the Notes would remain outstanding. As further discussed in Note 3, during May 1999 and in connection with its initial public offering of equity, the Company repurchased in the open market a principal amount of $34,000 of the Notes.

         The Notes are guaranteed on a full, unconditional, joint and several basis by each of the indirect and direct active subsidiaries of Statia. The Notes are also subject to certain financial covenants as set forth in the indenture and related security documents to these Notes, the most restrictive of which include, but are not limited to the following: (i) a consolidated fixed charge coverage ratio for the prior four full fiscal quarters of at least 2.0 to 1 which, if met, will permit the Company to make additional borrowings above the Company's revolving credit facility discussed below, (ii) other limitations on indebtedness, and (iii) restrictions on certain payments. In addition, the Notes place restrictions on the Company's ability to pay dividends other than distributions from the proceeds of assets held for sale and certain management fees as discussed in Note 13 below. Except with the occurrence of an event of default, subsidiaries of Statia have no restrictions upon transfers of funds in the form of dividends, loans, or cash advances. The Company is in compliance with the financial covenants set forth in the indenture.

         In December 2000, a subsidiary of the Company borrowed $7,000 (excluding direct costs of the borrowing of $106) from an equipment financing company (the "Responder Loan"). The Responder Loan requires monthly payments of principal and interest, and matures on January 1, 2007. Interest accrues at three month London InterBank Offered Rates plus 3.2% and adjusts monthly. The Responder Loan is collateralized by a security interest in the M/V Statia Responder, one of the Company's emergency response and maintenance support vessels, which is operating at the Company's St. Eustatius terminal. The proceeds from the Responder Loan are available for general corporate purposes, which

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                   (CONTINUED)

may include capital expenditures, financing of various business development projects, funding of the Company's stock purchase program, and other business purposes.

         The Responder Loan is subject to certain financial covenants, the most restrictive of which include, but are not limited to the following: (i) a debt service coverage ratio of at least 1.50 to 1, (ii) the maintenance of $70,000 of net worth, and (iii) the maintenance of specified insurance coverage limits on the collateral. The Company is in compliance with the financial covenants of the Responder Loan.

         At December 31, 2000, the scheduled maturities of the Company's long-term debt were as follows:

Year Ending December 31,
------------------------
2001                                     $  1,069
2002                                        1,167
2003                                      102,167
2004                                        1,167
2005                                        1,167
Thereafter                                  1,263
                                         --------
                                         $108,000
                                         ========

         The Company has a revolving credit facility (the "Credit Facility"), which allows certain of the Company's subsidiaries to borrow up to $17,500 or the limit of the borrowing base as defined in the Credit Facility. The Credit Facility calls for a commitment fee of 0.375% per annum on a portion of the unused funds. The Credit Facility bears interest at a rate of prime plus 0.5%. The Credit Facility constitutes senior indebtedness of the Company and is secured by a first priority lien on certain of the Company's accounts receivable and inventory. The Credit Facility is subject to certain restrictive covenants; however, it is not subject to financial covenants. The Credit Facility does not restrict the Company's subsidiaries from transferring funds to the Company in the form of dividends, loans or cash advances; however, the failure to pay interest when due constitutes an event of default under the Credit Facility and such event of default, until cured, prohibits upstream dividend payments to be made to the Company. The Credit Facility expires on November 27, 2001. At December 31, 1999 and 2000, the Company had approximately $10,603 and $11,047, respectively, available for borrowing under the Credit Facility, as limited by the borrowing base computation, and no outstanding borrowings.

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                   (CONTINUED)

6. CAPITAL STRUCTURE

         Each class A common share and class B subordinated share is entitled to one vote on issues brought before the Company's shareholders. The class C shares have no voting privileges. Statia Terminals Holdings N.V. ("Holdings") owns all of the Company's class B subordinated shares and class C shares.

         The class A common shares are entitled, to the extent there is sufficient available cash as defined in the Company's Articles of Incorporation, to a target quarterly distribution of $0.45 per share, before the Company makes any distributions on its class B subordinated shares. In general, the Company will make distributions of available cash, if any, first to the class A common shares until each has received $0.45 per quarter plus any arrearages from prior quarters and second to the class B subordinated shares until each has received $0.45 per quarter. Class B subordinated shares do not accrue distribution arrearages. If the Company makes quarterly distributions of available cash to the class A common shares and class B subordinated shares above specified additional distribution levels, the holders of class C shares will receive distributions that represent an increasing percentage of the total distributions made above those specified distribution levels. However, there are no assurances that the Company will be able to pay distributions to any of its classes of shares.

         The Company will defer making payment on the first $6,800 of distributions that would otherwise have been made on the class B subordinated shares until the end of the deferral period, as defined in the Company's Articles of Incorporation. The subordination period will generally end once the Company meets certain financial tests, which are defined in the Company's Articles of Incorporation. The subordination period generally cannot end prior to June 30, 2004. Under particular circumstances, a portion of the class B subordinated shares, not exceeding 50%, may convert into class A common shares before the expiration of the subordination period. After the deferral period, the Company will pay to the class B subordinated shares, until the deferred distributions have been paid in full, all available cash from operating surplus remaining after all common share arrearages are paid, and the target quarterly distribution is paid on all class A common shares and class B subordinated shares, prior to any further distribution.

         During the years ended December 31, 1999 and 2000, the Company declared and paid distributions on the class A common shares of $5,825 ($0.7665 per share) and $3,081 ($0.45 per share), respectively. Additionally, during 1999, distributions on the class B subordinated shares aggregating $2,913 ($0.7665 per share) were declared. Distributions on the class B subordinated shares were deferred and will remain deferred until expiration of the deferral period as described above. No distributions on our class B subordinated shares were declared during 2000.

         On January 24, 2001, the Company's board of directors declared a distribution of $0.20 per share on the class A common shares, payable on February 14, 2001, for the benefit of shareholders of record at the close of business on January 31, 2001. Pursuant to the Company's Articles of Incorporation, the $0.25 per share difference between the declared distribution and the target quarterly distribution of $0.45 per share represents an arrearage, which must be paid from future available cash. After declaration of

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                   (CONTINUED)

this distribution, the aggregate arrearage per share on the class A common shares was $1.60. No distribution was declared on the class B subordinated shares.

         At the end of the subordination period as defined in the Company's Articles of Incorporation, each class B subordinated share will convert to one class A common share and will participate equally with the other class A common shares, subject to the distribution rights of the class C shares, in future distributions of available cash. The class A common shares will then no longer accrue distribution arrearages.

         Should the Company undergo a dissolution and liquidation, its assets will be sold or otherwise disposed of. The Company will apply the proceeds of liquidation first to the payment of its creditors in order of their priority. Then any remaining proceeds will be distributed to the holders of the class A common shares, class B subordinated shares and class C shares in order of their priority. In liquidation, the holders of class A common shares will be entitled to receive their unrecovered initial price and the target quarterly distribution due on such common shares plus any unpaid common share arrearages before any distribution is made to holders of the class B subordinated shares.

         The Company's board of directors has authorized the open market purchase of up to two million shares of the Company's class A common shares. As of December 31, 1999 and 2000, the Company had acquired 372,300 and 1,300,247 class A common shares at an aggregate cost of $2,254 and $8,585, respectively, pursuant to this program. On January 8, 2001, the Company purchased 61,000 class A common shares pursuant to this program from Statia Terminals Cayman, Inc. ("Cayman") at an aggregate fair value of $480. Cayman is owned by the same shareholders who own Holdings.

7. PREFERRED STOCK

         Prior to its initial public offering of equity, the Company had authorized preferred stock of $26,950 divided into 269,500 shares with a par value of $0.10 consisting of the following shares: (i) 20,000 shares of 8% Series A Cumulative Preferred Stock (the "Series A Preferred Stock"); (ii) 10,000 shares of 8% Series B Cumulative Preferred Stock (the "Series B Preferred Stock"); (iii) 10,000 shares of 8% Series C Cumulative Preferred Stock (the "Series C Preferred Stock"); (iv) 20,000 shares of 2% Series D Preferred Stock (the "Series D Preferred Stock"); and (v) 209,500 shares of 2% Series E Preferred Stock (the "Series E Preferred Stock").

         The Series A, B and C Preferred Stock in the aggregate of $40,000 were contributed from Praxair, Inc. as non-cash equity and contained provisions for redemption beyond the control of the Company. As the Series B Preferred Stock was not redeemed by the Company prior to November 27, 1998, the dividend rate on the Company's Series A, B and C Preferred Stock increased from 8% to 14.75% effective November 28, 1998, in accordance with the Company's preferred stock agreements and its prior Articles of Incorporation. Dividends on the Series D and E Preferred Stock were waived.

         The indenture to the Notes permitted the sale of the Brownsville facility and permitted a restricted payment from Statia to Group equal to the net proceeds from such sale. Such amounts were required to be applied to redeem the Series D Preferred Stock. On July 29, 1998 the Company sold the

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                   (CONTINUED)

Brownsville Facility (see Note 16) and a restricted payment of $6,150 was made from Statia to Group to redeem a portion of the Series D Preferred Stock.

         All remaining preferred stock was redeemed and all accrued preferred stock dividends were paid on April 28, 1999, with a portion of the proceeds from the Company's initial public offering of equity.

8. NOTES RECEIVABLE FROM SHAREHOLDERS

         Notes receivable from shareholders represent nonrecourse loans made by the Company to certain members of management and are indirectly secured by pledges of certain of the Company's class B subordinated shares. The loans bear interest at 5.17% and mature on the earlier of (i) April 28, 2009, or (ii) sale of the pledged shares. These loans have been classified as a reduction to shareholders' equity in the accompanying consolidated financial statements. The Company recognized interest income related to these notes of $96, $79, and $77 during the years ended December 31, 1998, 1999, and 2000, respectively. The fair value of these loans, based on an independent appraisal of the underlying collateral, was $362 at December 31, 2000.

         During 2000, in connection with the termination of an employee, $26 of these notes were cancelled.

9. LEASES

         The Company rents certain facilities and marine equipment under cancelable and noncancelable operating leases. Rental expense on operating leases was $5,431, $5,518, and $6,307 for the years ended December 31, 1998, 1999, and 2000, respectively. Future rental commitments under noncancelable operating leases during the years ending 2001 through 2004 are $5,341, $5,368, $4,257, and $1,761, respectively. No such commitments exist after 2004.

10. INCOME TAXES

         The sources of income (loss) by jurisdiction before the provision for income taxes, preferred stock dividends and extraordinary charge are:

                               For the Years Ended December 31,
                            --------------------------------------
                               1998          1999          2000
                            ---------     ---------      ---------
U.S.                        $    (362)    $      41      $    (283)
Non-U.S.                        3,117         2,603          7,315
                            ---------     ---------      ---------
                            $   2,755     $   2,644      $   7,032
                            =========     =========      =========

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                   (CONTINUED)

         The provision for income taxes consisted of:

                                 For the Years Ended December 31,
                              --------------------------------------
                                 1998          1999          2000
                              ---------     ---------      ---------
   Current:
      U.S.                    $      --     $    (123)     $      --
      State                          --            --             (1)
      Non-U.S.                      320           903            939
                              ---------     ---------      ---------
                              $     320     $     780      $     938
                              ---------     ---------      ---------

         A reconciliation of income taxes at the U.S. statutory rate of 35% to the Company's provision for income taxes is as follows:

                                                                  For the Years Ended December 31,
                                                                 ---------------------------------
                                                                   1998         1999         2000
                                                                 -------      -------      -------
U.S. federal tax provision at U.S. statutory rate                $   964      $   925      $ 2,461
U.S. state income taxes                                               --           --            1
Income not effectively connected to a U.S. trade or business        (961)      (1,048)      (2,461)
Non-U.S. tax provision                                               317          903          939
                                                                 -------      -------      -------

                                                                 $   320      $   780      $   938
                                                                 =======      =======      =======

         The principal temporary differences included in the accompanying balance sheets, as of December 31, are:

                                               1999          2000
                                             --------      --------
Net operating loss and ITC carryforwards     $ 30,371      $ 24,565
Valuation allowance                           (30,371)      (24,565)
                                             --------      --------
                                             $     --      $     --
                                             ========      ========

         The Company's net deferred tax assets primarily relate to Canadian investment tax credits and net operating loss carry-forwards and U.S. consolidated net operating loss carry-forwards. The Company has provided a full valuation allowance against these tax assets, because it cannot determine that it is likely that the deferred tax assets will be utilized in the future.

         The Company's Canadian subsidiaries are subject to a federal large corporation tax based on 0.225% of the subsidiaries' total equity. As of April 1, 1997, Nova Scotia enacted a provincial capital tax based on 0.25% of the subsidiaries' total equity. The net operating tax loss carry-forwards available to offset Canadian taxable income at December 31, 2000, were $48,670, the majority of which expires during 2001. The investment tax credit carry-forwards available to reduce Canadian income taxes were $1,761 at December 31, 2000, and expire in various amounts through 2009.

         The net operating tax loss carry-forwards available to offset U.S. taxable income at December 31, 2000, were $4,118, and expire in various amounts through 2019.

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                   (CONTINUED)

         On June 1, 1989, the governments of the Netherlands Antilles and St. Eustatius approved a Free Zone and Profit Tax Agreement retroactive to January 1, 1989, which expired on December 31, 2000. The Company has been adhering to the terms of this agreement since its expiration. This agreement requires a subsidiary of the Company to pay a 2% rate on taxable income, as defined, or a minimum payment of 500,000 Netherlands Antilles guilders ($282). This agreement further provides that any amounts paid in order to meet the minimum annual payment will be available to offset future tax liabilities under the agreement to the extent that the minimum annual payment is greater than 2% of taxable income. Currently, the subsidiary is renegotiating a new agreement with the governments of the Netherlands Antilles and St. Eustatius that is expected to be generally effective retroactively from January 1, 1998, through December 31, 2010, with extension provisions to 2015. However, if the beneficial tax status of the Company's facilities is terminated, or if significant adverse modifications are made to the tax agreement, the Company's business, financial condition, results of operations and cash flows may be adversely affected.

         Certain of the Company's Netherlands Antilles subsidiaries are not part of the Free Zone and Profit Tax Agreement and accordingly pay Netherlands Antilles federal income taxes at an effective tax rates of up to 45%. Approximately $28, $48 and $55 of Netherlands Antilles profit tax is included in the Non-U.S. tax provision for the years ended December 31, 1998, 1999, and 2000, respectively.

11. STOCK OPTIONS

         During 1997, the stockholders of the Company approved the 1997 Stock Option Plan (the "1997 Plan"), which allowed up to 7,235 shares of $0.10 par value common stock of the Company to be delivered pursuant to incentive stock option award agreements or nonqualified stock option award agreements.

         During December 1998, 2,895 shares of common stock were granted to certain employees of the Company pursuant to incentive stock options at an exercise price of $0.10. The Company recorded the required compensation expense under APB No. 25 on the date of grant representing the difference between the fair value of the options and the exercise price of $0.10 per share amortized over the vesting period of five years. The fair value of such options was determined to be $810 per share based on an independent appraisal of the Company's common stock on the date of grant. The total amount of compensation expense recognized during 1998 and credited to additional paid-in capital related to such options was $39 and is included in costs of revenues and administrative expense in the accompanying statements of operations. During the period from January 1, 1999, to April 28, 1999, $154 related to these options was amortized as compensation expense and credited to additional paid-in capital.

         During 1998, the Company also granted 400 options to purchase common stock to non-employee directors of the Company. These options vested immediately on the date of grant. The Company recorded $324 of compensation expense under APB No. 25 on the date of grant. This amount represented the difference between the fair value of $810 per share and the exercise price of $0.10 per share. The compensation expense is included in administrative expenses in the accompanying statement of operations and credited to additional paid-in capital. In connection with the initial public offering of

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                   (CONTINUED)


equity discussed in Note 3, the options granted in 1997 and 1998, less forfeitures of 45 options, were exercised and converted along with all existing common stock into 3.8 million class B subordinated shares and 38,000 class C shares. On April 28, 1999, the remaining unamortized compensation expense associated with these options of $2,152 was recorded as a non-cash special compensation expense and credited to additional paid-in capital.

         In April 1999 in conjunction with the initial public offering of equity, the shareholders of the Company approved the 1999 Share Option Plan (the "1999 Plan") and the 1997 Plan terminated. Under the 1999 Plan, the Company may deliver up to 1,140,000 class A common shares to employees, directors and consultants, subject to adjustment under certain conditions. Any such options must have an exercise price at least equal to the fair market value of the Company's class A common shares on the date of grant and must be exercisable within ten years of the grant date. No options were granted during 1999 pursuant to the 1999 Plan.

         On May 2, 2000, options on 228,000 shares of class A common shares were granted to certain employees and non-employee directors of the Company at an exercise price of $5.59 per share, representing the fair market value of the Company's class A common shares on the date of grant. As such, no compensation expense was recognized under APB No. 25. The options may be exercised on or after May 2, 2009; provided, however, that the option will become exercisable sooner upon the conversion of the Company's class B subordinated shares into class A common shares in accordance with the Company's Articles of Incorporation. The percentage of the class A common shares for which the option will become exercisable upon any such conversion equals the number of class B subordinated shares converted pursuant to such conversion, divided by 3,800,000 shares. Immediately prior to any change in control, as defined in the Company's Articles of Incorporation, any unexercised portions of the options become exercisable. Under certain specified circumstances, which include the holder's death or disability, involuntary termination of employment without substantial cause, and normal retirement, the unexercised portions of the options may also become exercisable by the holder or his or her beneficiary or heir, but only for certain specified periods after the occurrence of such an event. During 2000, 7,500 of the options granted in May 2000 were forfeited.

         On January 24, 2001, options on 235,500 shares of class A common shares were granted to certain employees and non-employee directors of the Company at an exercise price of $8.094 per share, representing the fair market value of the Company's class A common shares on the date of grant. As such, no compensation expense was recognized under APB No. 25. The options may be exercised on or after January 24, 2010, but are subject to the same terms and conditions as described above for the options granted on May 2, 2000, including the accelerated vesting provisions.

         As of December 31, 2000, and January 24, 2001, options on 919,500 and 684,000 shares of class A common shares, respectively, remained available for grant under the 1999 Plan.

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                   (CONTINUED)


         The following information is presented with respect to the Company's stock options:

                                                                 Number
                                                                of Shares     Option Price
                                                               ------------   ------------

Outstanding at December 31, 1997                                      2,895   $       0.10
    Granted                                                           3,295           0.10
    Exercised                                                            --             --
    Cancelled                                                            45           0.10
                                                               ------------   ------------
Outstanding at December 31, 1998                                      6,145           0.10
    Granted                                                              --             --
    Exercised                                                         6,145           0.10
    Cancelled                                                            --             --
                                                               ------------   ------------
Outstanding at December 31, 1999                                         --             --
    Granted                                                         228,000           5.59
    Exercised                                                            --             --
    Cancelled                                                         7,500           5.59
                                                               ------------   ------------
Outstanding at December 31, 2000                                    220,500   $       5.59
                                                               ============   ============

         Had compensation expense been recorded for the Company's awards based on fair value at the grant dates consistent with the methodologies of SFAS No. 123, the Company's reported net income (loss) available to common shareholders and earnings per share would have been reduced to the pro forma amounts indicated below:

                                                                 For the Years Ended December 31,
                                                          --------------------------------------------
                                                              1998            1999            2000
                                                          ------------    ------------    ------------
Net income (loss) available to common shareholders:
     As reported                                          $     (1,503)   $     (5,136)   $      6,094
     Pro forma                                                  (1,960)         (6,869)          6,075

Basic earnings (loss) per share:
     Class A common share as reported                               --           (0.26)           0.90
     Class A common share pro forma                                 --           (0.26)           0.89
     Class B subordinated share as reported                      (0.45)          (1.04)             --
     Class B subordinated share pro forma                        (0.59)          (1.52)             --

Diluted earnings (loss) per share:
     Class A common share as reported and pro forma                 --           (0.17)           0.57
     Class B subordinated share as reported                      (0.45)          (1.04)             --
     Class B subordinated share pro forma                        (0.59)          (1.52)             --

         Under SFAS 123, the value of each option granted during 1997 and 1998 was estimated on the date of grant using the Black Scholes model with the following assumptions: Risk-free interest rate - 6.3%, dividend yield - 0%, volatility - 31.4% and expected life of the option - 10 years. The value of each option granted during 2000 was estimated on the date of grant using the Black Scholes model with the following assumptions: Risk-free interest rate - 6.5%, dividend yield - 10.7%, volatility - 43.8% and expected life of the option - 10 years.

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                   (CONTINUED)


12. COMMITMENTS AND CONTINGENCIES

     Environmental, Health, and Safety Matters

         In connection with the Castle Harlan Acquisition, studies were undertaken by and for Praxair, Inc. to identify potential environmental, health, and safety matters. Certain matters involving potential environmental costs were identified at the Point Tupper, Nova Scotia, Canada facility. Praxair, Inc. has agreed to pay for certain of these environmental costs subject to certain limitations. Praxair, Inc. has paid approximately $5,193 during the period from November 27, 1996, to December 31, 2000, related to such costs. Based on investigations conducted and information available to date, the potential cost of additional remediation and compliance is estimated at approximately $13,000, substantially all of which the Company believes is the responsibility of Praxair, Inc. per the Castle Harlan Acquisition agreement. The Company believes that environmental, health, and safety costs will not have a material adverse effect on the Company's financial position, cash flows, or results of operations, subject to reimbursements from Praxair, Inc.

         The Company has also identified certain other environmental, health, and safety costs not covered by the agreement with Praxair, Inc. for which $1,500 were accrued in 1996 in conjunction with the Castle Harlan Acquisition. Through December 31, 2000, $182 of this amount had been expended. The Company periodically reviews the adequacy of this accrual and during 1999 and 2000 determined $250 and $180 originally provided for environmental contingencies , respectively, were no longer necessary. Accordingly, this portion of the accrual was eliminated and credited to costs of terminaling revenues in the accompanying statements of operations. In 2000, the Company identified certain other environmental, health, and safety costs not covered by the agreement with Praxair, Inc. and accrued $180 related to these costs.

     Litigation

         The Company is involved in various claims and litigation arising in the normal course of its business. Based upon analysis of legal matters and discussions with legal counsel, the Company believes that the ultimate outcome of these matters will not have a material adverse effect on the Company's business, financial condition, results of operations, or cash flows.

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                   (CONTINUED)


     Other Accrued Expenses

         Other accrued expenses consist of the following as of December 31:

                                     1999          2000
                                  ---------     ---------

Personnel and related costs       $   2,061     $   3,010
Professional fees                       928           738
Environmental expenses                1,208         1,068
Accrued taxes                         1,493         1,760
Deferred revenue                        213         1,291
Other                                 1,181         1,872
                                  ---------     ---------

                                  $   7,084     $   9,739
                                  =========     =========


13. RELATED PARTY TRANSACTIONS

         In November 1996, the Company entered into a ten-year management agreement with Castle Harlan, Inc., to pay an annual management fee of $1,350, plus out-of-pocket expenses, for advisory and strategic planning services in relation to the day-to-day affairs of the Company. Such services were performed at the discretion of Castle Harlan, Inc. The management agreement also entitled Castle Harlan, Inc. to additional compensation should it perform services for the Company related to certain financing activities, including initial public offerings. The Company compensated Castle Harlan, Inc. $778 for services performed in relation to the Company's initial public offering of equity and such amount was charged to additional paid-in capital on April 28, 1999. This management agreement was amended and restated at the closing of the Company's initial public offering of equity on April 28, 1999, to eliminate the $1,350 management fee and require that any such services be provided only at the request of the Company. The Company has not requested any such services subsequent to April 28, 1999, nor has Castle Harlan, Inc. provided any such services. Accordingly, no management fee expense has been recorded subsequent to April 28, 1999.

         The amended and restated management agreement continues to provide for reimbursement of ordinary and necessary expenses and a continuing indemnity for the period up to the termination date of November 27, 2006, and any extension thereto. During the years ended December 31, 1998, 1999, and 2000, the Company reimbursed Castle Harlan, Inc. $98, $78, and $115, respectively, of expenses under this agreement.

         The Company provides and receives other services from various other related parties. The value of such services is not significant individually or in the aggregate.

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                   (CONTINUED)


14. SEGMENT INFORMATION

         The Company is organized around several different factors, the two most significant of which are services and products and geographic location. The Company's primary services and products are terminaling services (resulting in revenue from storage, throughput, dock usage, emergency response and other terminal services) and product sales (including bunker fuels and bulk oil sales).

         The primary measures of profit and loss utilized by the Company's management to make decisions about resources to be allocated to each segment are earnings before interest expense, interest income, income taxes, depreciation, amortization, and certain non-recurring income and expenses ("Adjusted EBITDA") and earnings before interest expense, interest income, income taxes, and certain non-recurring income and expenses ("Adjusted EBIT").

         The following information is provided for the Company's terminaling services and product sales segments:

                                                                  For the Years Ended December 31,
                                                               --------------------------------------
                                                                  1998          1999          2000
                                                               ----------    ----------    ----------
REVENUES:
   Terminaling services                                        $   66,625    $   61,665    $   61,547
   Product sales                                                   70,137       106,678       148,908
                                                               ----------    ----------    ----------
     Total                                                     $  136,762    $  168,343    $  210,455
                                                               ==========    ==========    ==========

ADJUSTED EBITDA:
   Terminaling services                                        $   28,102    $   26,994    $   25,128
   Product sales                                                    4,466         6,584         6,582
                                                               ----------    ----------    ----------
     Total                                                     $   32,568    $   33,578    $   31,710
                                                               ==========    ==========    ==========

DEPRECIATION AND AMORTIZATION EXPENSE:
   Terminaling services                                        $   11,218    $   11,196    $   12,452
   Product sales                                                      203           371           691
                                                               ----------    ----------    ----------
     Total                                                     $   11,421    $   11,567    $   13,143
                                                               ==========    ==========    ==========

ADJUSTED EBIT:
   Terminaling services                                        $   16,884    $   15,798    $   12,676
   Product sales                                                    4,263         6,213         5,891
                                                               ----------    ----------    ----------
     Total                                                     $   21,147    $   22,011    $   18,567
                                                               ==========    ==========    ==========

CAPITAL EXPENDITURES:
   Terminaling services                                        $    8,274    $    7,572    $    7,528
   Product sales                                                    1,212           161           753
   Other unallocated                                                1,228           860           297
                                                               ----------    ----------    ----------
     Total                                                     $   10,714    $    8,593    $    8,578
                                                               ==========    ==========    ==========

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                   (CONTINUED)


                                                     As of December 31,
                                           ---------------------------------------
                                              1998          1999          2000
                                           -----------   -----------   -----------
NET ASSETS:
Terminaling services                       $   208,642   $   203,781   $   202,780
Product sales                                   12,058        16,618        14,315
Unallocated assets                              24,910        15,898        23,643
                                           -----------   -----------   -----------
   Total assets                            $   245,610   $   236,297   $   240,738
                                           ===========   ===========   ===========

         A reconciliation of Adjusted EBIT to the Company's income before provision for income taxes, preferred stock dividends, and extraordinary charge is as follows:

                                                                        For the Years Ended December 31,
                                                                 --------------------------------------------
                                                                     1998            1999             2000
                                                                 ------------    ------------    ------------

Adjusted EBIT                                                    $     21,147    $     22,011    $     18,567
Interest expense excluding debt cost amortization expense             (15,940)        (13,518)        (12,077)
Special compensation expense                                               --          (4,099)             --
Hurricane charges                                                        (800)         (1,750)             --
Loss on sale of Statia Terminals Southwest, Inc.                       (1,652)             --              --
Settlement of insurance claim                                              --              --             542
                                                                 ------------    ------------    ------------
   Income before provision for income taxes,
      preferred stock dividends and extraordinary charge         $      2,755    $      2,644    $      7,032
                                                                 ============    ============    ============

         The following information is provided with respect to the geographic operations of the Company based upon the location where the service is provided or product delivered:

                                 For the Years Ended December 31,
                             ------------------------------------------
                                 1998           1999            2000
                             ------------   ------------   ------------
REVENUES:
   Caribbean                 $    114,091   $    149,852   $    192,165
   Canada                          21,058         18,491         18,290
   United States                    1,613             --             --
                             ------------   ------------   ------------
     Total revenues          $    136,762   $    168,343   $    210,455
                             ============   ============   ============

                                        As of December 31,
                             ------------------------------------------
                                 1998           1999           2000
                             ------------   ------------   ------------
LONG-LIVED ASSETS:
   Caribbean                 $    180,275   $    174,884   $    171,689
   Canada                          28,191         28,705         28,139
   United States                    1,504          2,442          2,233
                             ------------   ------------   ------------
                             $    209,970   $    206,031   $    202,061
                             ============   ============   ============

         Long-lived assets primarily consist of net property and equipment.

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                   (CONTINUED)


     Significant Customer

         The Company presently has a long-term storage and throughput contract with Bolanter Corporation N.V. (a subsidiary of Saudi Aramco) at the Company's St. Eustatius facility, which expires in 2005. The Company also derives revenues from an affiliate of Bolanter as an indirect result of this storage and throughput agreement. The Company derives revenues from parties unaffiliated with Bolanter because of the movement of Bolanter's crude oil, or crude oil sold by Bolanter, through the Company's St. Eustatius facility. Additionally, the Company sells bunker fuels to an affiliate of Bolanter at its St. Eustatius facility.

         The following table sets forth such Saudi Aramco-related revenues as a percentage of our total revenues:

                                                                          For the Years Ended December 31,
                                                                      --------------------------------------
                                                                         1998          1999           2000
                                                                      ----------    ----------    ----------
Storage and throughput contract and related indirect revenues                7.4%          6.1%          4.0%
Unaffiliated third parties                                                   7.7%          6.4%          7.7%
Bunker sales                                                                 1.5%          2.3%          2.5%
                                                                      ----------    ----------    ----------
  Total                                                                     16.6%         14.8%         14.2%
                                                                      ==========    ==========    ==========

         Although the Company has a long-standing relationship and long-term contract with this customer, if such long-term contract were not renewed or replaced at the end of its term, or if the Company otherwise lost any significant portion of its revenues from this customer, such non-renewal/replacement or loss could have a material adverse effect on the Company's business, financial condition, and ability to pay distributions. The Company also has long-term contracts with other key customers, and there can be no assurance that these contracts will be renewed at the end of their terms or that the Company will be able to enter into other long-term contracts on terms favorable to it, or at all.

         No other customer accounted for more than 10% of the Company's total revenues in 1998, 1999, or 2000.

15. RETIREMENT PLANS

         The Company maintains an employee savings plan in accordance with
Section 401(k) of the Internal Revenue Code. This plan covers all of the Company's full-time U.S. employees and allows employees to contribute up to the lesser of 15% of eligible compensation or $10.5 for the 2000 calendar year. The Company currently matches at a 50% rate up to 8% of an employee's base salary. In addition, the employer may contribute, on a discretionary basis, up to 1% of an employee's base salary per quarter. Amounts charged to expense for matching and discretionary contributions for the years ended December 31, 1998, 1999, and 2000 were $314, $314 and $337, respectively. In addition, the Company sponsors certain retirement plans for certain employees residing in the Netherlands Antilles and Canada. Amounts charged to expense for non-U.S. plans for the years ended December 31, 1998, 1999, and 2000, were $43, $73, and $875, respectively.

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                   (CONTINUED)


16. LOSS ON SALE OF STATIA TERMINALS SOUTHWEST, INC.

         On July 29, 1998, the Company sold Statia Terminals Southwest, Inc. ("Southwest") for $6,500 in cash resulting in net proceeds of approximately $6,150. The Company retained certain of the pre-closing assets and liabilities of Southwest consisting primarily of accounts receivable and accrued expenses and agreed to indemnify the purchaser for certain contingent legal and environmental matters up to a maximum of $500 through July 29, 1999. The indemnification period lapsed with no liability to the Company. The net book value of the assets and liabilities sold on July 29, 1998, was $7,802. The loss on the sale of Southwest of $1,652 is included in loss on disposition of property and equipment in the accompanying statements of operations, since substantially all of the value of Southwest was originally recorded in this account when the Company was acquired.

17. HURRICANE CHARGES

         As a result of damages sustained to the Company's St. Eustatius facility from Hurricane Lenny in late November 1999, the Company incurred a one-time, non-cash charge of $1,500 to partially reduce the carrying value of its shoreline protection system and a one-time cash charge of $250 to cover other hurricane related expenses. The damaged shoreline protection system was not covered by insurance and, together with certain other civil work, was replaced during 2000.

         During September 1998, Hurricane Georges damaged components of the Company's St. Eustatius facility. However, operations were not significantly impacted by the hurricane and returned to normal within days of the storm. During 1998, the Company recorded a charge of $800 representing an insurance deductible of $500 related to the hurricane damage and certain other costs resulting from the hurricane which was not recovered through the Company's insurance policies. Repair work related to the damage caused by Hurricane Georges is substantially complete.

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                   (CONTINUED)


18. VALUATION AND QUALIFYING ACCOUNTS

         The table below summarizes the activity in the valuation account, allowance for possible uncollectible trade accounts receivable and the deferred tax asset valuation allowance for the periods indicated.

                                                     Balance,       Charges       Deductions,      Balance,
                                                    Beginning          to         Write-offs,       End of
                                                    of Period       Expense           Net           Period
                                                   ------------   ------------   ------------    ------------
Trade Accounts Receivable Valuation Account:
   For the year ended December 31, 1998            $        830   $         72   $       (117)   $        785
   For the year ended December 31, 1999                     785             20             (1)            804
   For the year ended December 31, 2000                     804            149             --             953

                                                     Balance,                    Expirations,      Balance,
                                                    Beginning                       Other,          End of
                                                    of Period      Increases         Net            Period
                                                   ------------   ------------   ------------    ------------
Deferred Tax Asset Valuation Allowance:
   For the year ended December 31, 1998            $     30,056   $        371   $        790    $     31,217
   For the year ended December 31, 1999                  31,217             --           (846)         30,371
   For the year ended December 31, 2000                  30,371             --         (5,806)         24,565

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                   (CONTINUED)


19. UNAUDITED QUARTERLY FINANCIAL INFORMATION

         The following is a summary of the unaudited quarterly results of operations for 1999 and 2000:

                                                                             Quarters Ended
                                                      -----------------------------------------------------------   ------------
                                                        March 31         June 30      September 30    December 31       Total
                                                      ------------    ------------    ------------   ------------   ------------
                         1999
Total revenues                                        $     37,415    $     42,267    $     43,310   $     45,351   $    168,343
Gross profit                                                 8,815           8,468           6,382          7,013         30,678
Income (loss) before extraordinary charge                   (1,655)            237             999             26           (393)
Net income (loss) available to common shareholders          (1,655)         (4,506)            999             26         (5,136)

BASIC EARNINGS (LOSS) PER COMMON SHARE:
Income before extraordinary charge                              --            0.45            0.13           0.01           0.66
Net income (loss) available to common shareholders              --           (0.44)           0.13           0.01          (0.26)

DILUTED EARNINGS (LOSS) PER COMMON SHARE:
Income before extraordinary charge                              --            0.30            0.09             --           0.44
Net income (loss) available to common shareholders              --           (0.29)           0.09             --          (0.17)

BASIC AND DILUTED EARNINGS (LOSS) PER
   SUBORDINATED SHARE:
Loss before extraordinary charge                             (0.50)          (0.59)             --             --          (1.04)
Net loss to common shareholders                              (0.50)          (0.59)             --             --          (1.04)

                         2000
Total revenues                                        $     42,305    $     54,227    $     57,542   $     56,381   $    210,455
Gross profit                                                 4,073           6,090           9,228          9,730         29,121
Net income (loss) available to common shareholders          (1,538)            283           3,572          3,777          6,094

BASIC EARNINGS (LOSS) PER COMMON SHARE:                      (0.22)           0.04            0.53           0.58           0.90

DILUTED EARNINGS (LOSS) PER COMMON SHARE:                    (0.22)           0.03            0.34           0.36           0.57

BASIC AND DILUTED EARNINGS PER
   SUBORDINATED SHARE:                                          --              --              --             --             --

         Earnings per share are computed independently for each of the quarters presented. Therefore, the sum of the quarterly earnings per share in 1999 and 2000 does not equal the total computed for the year. In accordance with SFAS No. 128, 1999 earnings per share amounts have been adjusted to give retroactive effect, as of the beginning of each period of 1999 presented, to the reclassification and issuance of additional class B subordinated shares and class C shares that occurred in connection with the initial public offering of equity (see Note 3).

         The Company's initial public offering of equity and related transactions have affected the comparability of individual quarters (see Note
3).

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES

                     CONSOLIDATED CONDENSED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)


                                                            DECEMBER 31,             SEPTEMBER 30,
                                                               2000                       2001
                                                            ------------             -------------
                                                                                      (UNAUDITED)

ASSETS

CURRENT ASSETS:
 Cash and cash equivalents                                  $ 17,472                 $ 21,220
 Accounts receivable-
     Trade, net                                               13,482                   15,522
     Other                                                     1,156                      510
 Inventory, net                                                1,552                    4,230
 Prepaid expenses                                              1,591                    2,257
                                                            --------                 --------
          Total current assets                                35,253                   43,739

PROPERTY AND EQUIPMENT, net                                  202,061                  199,062

OTHER NONCURRENT ASSETS, net                                   3,424                    2,342
                                                            --------                 --------
          Total assets                                      $240,738                 $245,143
                                                            ========                 ========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
 Accounts payable                                           $ 12,145                 $ 13,736
 Accrued interest payable                                      1,535                    4,518
 Other accrued expenses                                        9,739                    9,701
 Current maturities of long-term debt                          1,069                    1,167
                                                            --------                 --------
          Total current liabilities                           24,488                   29,122

DISTRIBUTIONS PAYABLE                                          2,913                    2,913
LONG-TERM DEBT, net of current maturities                    106,931                  106,056
                                                            --------                 --------
          Total liabilities                                  134,332                  138,091
                                                            --------                 --------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
 Class A common shares                                            76                       76
 Class B subordinated shares                                      38                       38
 Class C shares                                                   --                       --
 Additional paid-in capital                                  129,834                  129,890
 Notes receivable from shareholders                           (1,448)                  (1,448)
 Accumulated deficit                                         (13,509)                 (10,412)
 Class A common shares in treasury                            (8,585)                 (11,092)
                                                            --------                 --------
          Total shareholders' equity                         106,406                  107,052
                                                            --------                 --------
          Total liabilities and shareholders' equity        $240,738                 $245,143
                                                            ========                 ========


                  The accompanying notes are an integral part
             of these consolidated condensed financial statements.

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES

                    CONSOLIDATED CONDENSED INCOME STATEMENTS
                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNT)


                                                              THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                                SEPTEMBER 30,                       SEPTEMBER 30,
                                                          --------------------------          -------------------------
                                                             2000             2001               2000             2001
                                                          --------          --------          ----------      ---------
REVENUES:
 Terminaling services                                     $ 17,929          $ 17,771          $   44,670      $  54,984
 Product sales                                              39,613            33,297             109,404        100,157
                                                          --------          --------          ----------      ---------
    Total revenues                                          57,542            51,068             154,074        155,141
                                                          --------          --------          ----------      ---------
COSTS OF REVENUES:
 Terminaling services                                       10,178            11,428              30,373         33,642
 Product sales                                              38,136            31,094             104,310         93,648
                                                          --------          --------          ----------      ---------
    Total costs of revenues                                 48,314            42,522             134,683        127,290
                                                          --------          --------          ----------      ---------
     Gross profit                                            9,228             8,546              19,391         27,851

ADMINISTRATIVE EXPENSES                                      2,369             2,733               7,059          8,117
                                                          --------          --------          ----------      ---------
     Operating income                                        6,859             5,813              12,332         19,734

INTEREST EXPENSE                                             3,191             3,314               9,551          9,942

INTEREST INCOME                                                 99               207                 252            680
                                                          --------          --------          ----------      ---------
     Income before provision for income taxes                3,767             2,706               3,033         10,472

PROVISION FOR INCOME TAXES                                     195               272                 716            725
                                                          --------          --------          ----------      ---------
     Net income                                           $  3,572          $  2,434          $    2,317      $   9,747
                                                          ========          ========          ==========      =========

BASIC EARNINGS PER COMMON SHARE:                          $   0.53          $   0.04          $     0.34      $    1.61
                                                          ========          ========          ==========      =========

DILUTED EARNINGS PER COMMON SHARE:                        $   0.34          $   0.24          $     0.22      $    0.97
                                                          ========          ========          ==========      =========

BASIC AND DILUTED EARNINGS PER
 SUBORDINATED SHARE:                                      $     --          $     --          $       --      $    --
                                                          ========          ========          ==========      =========




                  The accompanying notes are an integral part
             of these consolidated condensed financial statements.

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES

                CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)



                                                                                         NINE MONTHS ENDED
                                                                                            SEPTEMBER 30,
                                                                                -----------------------------------
                                                                                   2000                      2001
                                                                                 --------                   -------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                                                       $ 2,317                   $ 9,747
 Adjustments to reconcile net income to net cash provided by operating activities:-
   Depreciation, amortization and non-cash charges                                 10,081                     9,618
   Provision for possible bad debts                                                   555                        29
 Changes in operating assets and liabilities:-
   Accounts receivable - trade                                                     (3,097)                   (2,069)
   Accounts receivable - other                                                      2,725                       703
   Inventory                                                                        1,314                    (2,678)
   Prepaid expenses                                                                (1,238)                     (666)
   Other noncurrent assets                                                             75                       657
   Accounts payable                                                                   (15)                    1,591
   Accrued interest payable and other accrued expenses                              3,478                     2,945
                                                                                  -------                   -------
    Net cash provided by operating activities                                      16,195                    19,877
                                                                                  -------                   -------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment                                               (6,801)                   (6,038)
 Investment in and loan to technology company                                        (500)                     (157)
                                                                                  -------                   -------
Net cash used in investing activities                                              (7,301)                   (6,195)
                                                                                  -------                   -------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Payment of class A common share distributions                                     (2,092)                   (6,650)
 Purchase of class A common shares as treasury stock                               (4,212)                   (2,507)
 Payment of loan principal                                                             --                      (777)
                                                                                  -------                   -------
  Net cash used in financing activities                                            (6,304)                   (9,934)
                                                                                  -------                   -------
INCREASE IN CASH AND CASH EQUIVALENTS                                               2,590                     3,748

CASH AND CASH EQUIVALENTS, at beginning of period                                   5,658                    17,472
                                                                                  -------                   -------
CASH AND CASH EQUIVALENTS, at end of period                                       $ 8,248                   $21,220
                                                                                  =======                   =======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
 Cash paid for income taxes                                                       $   300                   $   319
                                                                                  =======                   =======
 Cash paid for interest                                                           $ 6,073                   $ 6,434
                                                                                  =======                   =======


                  The accompanying notes are an integral part
             of these consolidated condensed financial statements.

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                      (IN THOUSANDS EXCEPT SHARE AMOUNTS)


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION

     The unaudited consolidated condensed financial statements of Statia Terminals Group N.V. ("Group") and subsidiaries (together with Group, the "Company") have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. Significant accounting policies followed by the Company were disclosed in the Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 (the "Form 10-K"). In the opinion of the Company's management, the accompanying consolidated condensed financial statements contain all adjustments and accruals necessary to present fairly the financial position of the Company at September 30, 2001, and the results of its operations and cash flows for the nine months ended September 30, 2000, and 2001. Operating results for the three and nine months ended September 30, 2001, are not necessarily indicative of the results that may be expected for the year ending December 31, 2001. These financial statements should be read in conjunction with the Form 10-K.

     For all periods presented herein, there were no differences between net income and comprehensive income.

2. SEGMENT INFORMATION

     The Company is organized around several different factors, the two most significant of which are services and products and geographic location. The Company's primary services are terminaling services (resulting in revenues from storage, throughput, dock usage, emergency response, and other terminal services) and product sales (including bunker fuels and bulk oil sales).

     The primary measures of profit and loss utilized by the Company's management to make decisions about resources to be allocated to each segment are earnings before interest expense, income taxes, depreciation, amortization, and certain non-recurring income and expenses ("Adjusted EBITDA") and earnings before interest expense, income taxes, and certain non-recurring income and expenses ("Adjusted EBIT").

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES

                                  (UNAUDITED)
                      (IN THOUSANDS EXCEPT SHARE AMOUNTS)

2. SEGMENT INFORMATION-(CONTINUED)

     The following information is provided for the Company's terminaling services and product sales segments:

                                THREE MONTHS ENDED    NINE MONTHS ENDED
                                  SEPTEMBER 30,          SEPTEMBER 30,
                               --------------------  -------------------
                                  2000       2001       2000      2001
                               ---------    -------  ---------   -------
ADJUSTED EBITDA:
  Terminaling services         $   9,084    $ 7,166   $ 17,710  $ 23,877
  Product sales                      856      1,926      4,342     5,572
                               ---------    -------   --------  --------
        Total                  $   9,940    $ 9,092   $ 22,052  $ 29,449
                               =========    =======   ========  ========
DEPRECIATION AND AMORTIZATION
  EXPENSE:
  Terminaling services         $   2,996    $ 3,024   $  9,470  $  8,979
  Product sales                      156        223        509       581
                               ---------    -------   --------  --------
        Total                  $   3,152    $ 3,247   $  9,979  $  9,560
                               =========    =======   ========  ========
ADJUSTED EBIT:
  Terminaling services         $   6,088    $ 4,142   $  8,240  $ 14,898
  Product sales                      700      1,703      3,833     4,991
                               ---------    -------   --------  --------
        Total                  $   6,788    $ 5,845   $ 12,073  $ 19,889
                               =========    =======   ========  ========

     A reconciliation of Adjusted EBIT to the Company's income before provision for income taxes is as follows:

                                THREE MONTHS ENDED    NINE MONTHS ENDED
                                  SEPTEMBER 30,          SEPTEMBER 30,
                               --------------------  -------------------
                                  2000       2001       2000      2001
                               ---------    -------  ---------   -------
Adjusted EBIT                  $   6,788    $ 5,845  $  12,073   $19,889
Interest expense excluding
  debt amortization expense       (3,021)    (3,139)    (9,040)   (9,417)
                               ---------    -------  ---------   -------
Income before provision for
  income taxes                 $   3,767    $ 2,706  $   3,033   $10,472
                               =========    =======   ========  ========

3. EARNINGS PER SHARE AND STOCK OPTION GRANTS

     Earnings per share are computed based upon the "Participating Securities and Two-Class Common Stock" methodology as required by Statement of Financial Accounting Standards ("SFAS") No. 128. Under this methodology, all of the earnings and losses will be allocated to the class A common shares until such time as the book value equity of the Company divided by the outstanding class A common shares exceeds $20 per share. All earnings and losses for the periods presented herein have been allocated to the class A common shareholders.

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES

                                  (UNAUDITED)
                      (IN THOUSANDS EXCEPT SHARE AMOUNTS)

     Basic earnings per share are computed by dividing the earnings and losses allocated to each class of equity by the weighted average number of shares outstanding for each class during the period. Diluted earnings per share are computed the same as basic earnings per share except the denominator is adjusted for the effect of class A common share and class B subordinated share equivalents outstanding. Class A common share equivalents include, where appropriate, the assumed exercise of outstanding stock options and the conversion of the class B subordinated shares. For all periods presented herein there were no class B subordinated share equivalents outstanding.

     The following additional information is presented with respect to the Company's earnings per share amounts:

                                                                     THREE MONTHS ENDED                      NINE MONTHS ENDED
                                                                        SEPTEMBER 30,                           SEPTEMBER 30,
                                                                 ----------     -----------              -----------    -----------
                                                                    2000           2001                     2000           2001
                                                                 ----------     -----------              -----------    -----------
EARNINGS PER COMMON SHARE:

Earnings and losses allocated to class A common shares:
   Net income                                                    $     3,572    $     2,434              $     2,317    $     9,747
                                                                 ===========    ===========              ===========    ===========
Weighted average class A common shares outstanding                 6,700,326      6,013,253                6,892,260      6,054,493
Dilutive effect of weighted average class B subordinated
   shares outstanding                                              3,800,000      3,800,000                3,800,000      3,800,000
Dilutive effect of weighted average stock options
   outstanding                                                        47,015        364,696                   20,065        223,673
                                                                 ----------     -----------              -----------    -----------
Diluted common shares outstanding                                 10,547,341     10,177,949               10,712,325     10,078,166
                                                                 ===========    ===========              ===========    ===========

EARNINGS PER SUBORDINATED SHARE:

Earnings and losses allocated to class B subordinated shares:
   Net income                                                    $        --     $       --              $        --    $        --
                                                                 ===========    ===========              ===========    ===========
Weighted average class B subordinated shares outstanding           3,800,000      3,800,000                3,800,000      3,800,000
                                                                 ===========    ===========              ===========    ===========

     On January 24, 2001, options to purchase 235,500 class A common shares were granted to certain of the Company's employees and non-employee directors at an exercise price of $8.094 per share, representing the fair market value of the class A common shares on the date of grant. On August 27, 2001, options to purchase 680,000 class A common shares were granted to certain of the Company's employees at an exercise price of $5.00 per share which was below the fair market value of the class A common shares on the date of grant. During the three months ended September 30, 2001, the Company recognized $56 of compensation expense related to the options granted on August 27, 2001 in accordance with Accounting Principles Board Opinion No. 25. All such options were granted pursuant to the Company's 1999 share option plan and generally vest in proportion to the conversion of the Company's class B subordinated shares to class A common shares after the subordination period, and as otherwise described in the Company's articles of incorporation or upon a change in control as defined in the stock option plan. As of September 30, 2001, options on 4,000 shares of class A common shares remained available for grant under the Company's existing stock option plan.

4. REPLACEMENT OF SINGLE POINT MOORING SYSTEM HOSES

     During the three months ended March 31, 2000, the Company replaced certain large hoses attached to its single point mooring system (the "SPM"). In connection with this hose change-out, the Company adopted the component depreciation method for the SPM and its hoses as of January 1, 2000, which resulted in a change in the estimated useful lives for depreciation purposes for those hoses. As a result, in addition to recurring depreciation charges, the Company incurred a non-cash charge to depreciation expense of $832 during the first quarter of 2000, which is included in costs of terminaling services revenues.

                  STATIA TERMINALS GROUP N.V. AND SUBSIDIARIES

                                  (UNAUDITED)
                      (IN THOUSANDS EXCEPT SHARE AMOUNTS)


5. CANADIAN REORGANIZATION

     On September 30, 2001, and October 1, 2001, Statia Terminals Canada, Incorporated ("STCI"), together with Point Tupper Marine Services Limited ("PTMS") and Statia Terminals Canada Holdings, Inc. ("STCHI"), a newly formed wholly-owned subsidiary of STCI, reorganized such that the businesses previously carried on by these corporations, other than the spill response business of PTMS, were transferred to Statia Terminals Canada Partnership ("STCP"), a general partnership formed under the laws of the Province of Nova Scotia, Canada, consisting of STCI, PTMS, and STCHI as the only partners. We effected the reorganization of our Canadian operations in order to consolidate certain activities and gain operational efficiencies. Additionally, as a result of the reorganization, Canadian net operating loss carry-forwards, substantially all of which were to expire unutilized at the end of 2001, were applied against the tax gain arising from the transfer of certain assets to the partnership. The resultant step-up in the tax basis of the assets transferred will be available for future years' tax depreciation deductions. The Company has provided a full valuation allowance against the net deferred tax asset resulting from this reorganization, aggregating approximately $19,600, because it cannot determine that it is likely that the deferred tax asset will be utilized in the future.

6. EMPLOYMENT AGREEMENTS AND SEVERANCE PLAN

     In August and November 2001, the Company entered into amended and restated employment agreements with six members of senior management. These agreements provide for an annual base salary which is subject to review at least annually by the Company's Board of Directors or a committee thereof, increasing at least at the growth rate of the consumer price index. The respective annual base salaries in effect for the remainder of 2001 are unchanged except for Mr. Pine whose annual base salary increased to $195 from $175. These agreements also provide for an annual cash incentive bonus to be awarded based on the difference between target earnings before interest expense, taxes, depreciation, and amortization ("EBITDA") and actual EBITDA. However, no change to the annual cash incentive bonus occurred as a result of these amendments and restatements. The employment agreements were amended to generally continue to December 31, 2004, and automatically extend for an additional year beginning January 1, 2003, of each year unless either party gives notice of non-renewal ninety days prior to January 1. Additional benefits include participation in a modified executive life insurance plan for Mr. Cameron.

     Also unchanged, if the Company terminates any of these employment agreements without substantial cause or the employee terminates for good reason, as these terms are defined in each of the employment agreements, the employee shall be entitled to his current compensation, welfare benefits and an incentive bonus for the remaining portion of the term of the relevant employment agreement. In exchange for the addition of three year non-compete arrangements, upon a change in control, as this term is defined in each of the employment agreements, these employees shall now be entitled to a change in control bonus aggregating $4,100. Should any of these employment agreements be terminated after a change in control, the employee shall be entitled to his current compensation, welfare benefits and an incentive bonus for the remaining portion of the term of the relevant employment agreement payable in a lump-sum cash payment.

     In August 2001, the Company adopted a severance plan for certain salaried employees, excluding members of senior management with whom the Company has entered into employment agreements. The severance plan provides for a lump-sum payment to covered employees and the continuation of certain welfare benefits for the severance term. The severance term is determined based on the employee's length of service, as defined in the severance plan, and the employee's grade level. Benefits are provided for a minimum 13 weeks and a maximum 52 weeks. Benefits are only paid if the employee is terminated within two years of a change in control, as defined in the severance plan.

                          KANEB PIPELINE PARTNERS, L.P.

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements ("The Pro Forma Statements") for Kaneb Pipe Line Partners, L.P. (The "Partnership") have been derived from the historical financial statements of the Partnership, Shore Terminals LLC ("Shore") and Statia Terminals Group N.V. ("Statia"). The unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2000 includes pro forma adjustments that give effect to the January 3, 2001 acquisition of Shore and the proposed acquisition of Statia, assuming such transactions were consummated as of January 1, 2000. The unaudited pro forma condensed consolidated statement of income for the nine months ended September 30, 2001 includes pro forma adjustments that give effect to the acquisition of Statia, also assuming such transaction was consummated as of January 1, 2000. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2001 assumes the acquisition of Statia was consummated on September 30, 2001.

The Pro Forma Statements are based on available information and contain certain assumptions that the Partnership deem appropriate. The Pro Forma Statements do not purport to be indicative of the financial position or results of operations of the Partnership had the acquisitions referred to above occurred on the dates indicated, nor are the Pro Forma Statements necessarily indicative of the future financial position or results of operations of the Partnership. The Pro Forma Statements should be read in conjunction with the consolidated financial statements of the Partnership, the financial statements of Shore contained in the Partnership's current report of Form 8-K/A filed March 19, 2001 and the consolidated financial statements of Statia contained elsewhere herein.

                 KANEB PIPE LINE PARTNERS, L.P. AND SUBSIDIARIES
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 2000
                    (IN THOUSANDS - EXCEPT PER UNIT AMOUNTS)
                                   (UNAUDITED)


                                                                             Acquisition of Shore(a)          Partnership
                                                                        ------------------------------         Pro Forma
                                                        Partnership        Shore             Pro Forma      for Acquisition
                                                         Historical      Historical         Adjustments         of Shore
                                                        ------------    ------------       ------------     ---------------

Revenues                                                $    156,232    $     33,354       $         --       $    189,586
                                                        ------------    ------------       ------------       ------------

Costs and expenses:
      Cost of products sold                                       --              --                 --                 --
      Operating costs                                         69,653          13,154                 --             82,807
      Depreciation and amortization                           16,253           4,265              3,043(b)          23,561
      General and administrative                              11,881           3,495             (1,757)(c)         13,619
      Compensation related to equity
        participation awards                                      --           6,552             (5,170)(d)          1,382
                                                        ------------    ------------       ------------       ------------

        Total costs and expenses                              97,787          27,466             (3,884)           121,369
                                                        ------------    ------------       ------------       ------------

Operating income                                              58,445           5,888              3,884             68,217

Interest and other income                                      1,442              10                 --              1,452
Interest expense                                             (12,283)         (3,516)            (3,240)(e)        (19,039)
                                                        ------------    ------------       ------------       ------------

Income before minority interest and
    income taxes                                              47,604           2,382                644             50,630

Minority interest in net income                                 (467)             --                (30)(f)           (497)

Income tax provision                                            (943)             --                 --               (943)
                                                        ------------    ------------       ------------       ------------

Net income                                                    46,194           2,382                614             49,190

General partner's interest in net income                      (1,639)             --                (30)(g)         (1,669)
                                                        ------------    ------------       ------------       ------------

Limited partners' interest in net income                $     44,555    $      2,382       $        584       $     47,521
                                                        ============    ============       ============       ============

Allocation of net income per unit                       $       2.43                                          $       2.34
                                                        ============                                          ============

Weighted average number of
    Partnership units outstanding                             18,310                              1,975(h)          20,285
                                                        ============                       ============       ============


                                                             Acquisition of Statia
                                                         ----------------------------
                                                            Statia        Pro Forma          Partnership
                                                          Historical     Adjustments          Pro Forma
                                                        -------------    ------------       ------------

Revenues                                                $     210,455    $         --       $    400,041
                                                        -------------    ------------       ------------

Costs and expenses:
      Cost of products sold                                   136,182              --            136,182
      Operating costs                                          32,009              --            114,816
      Depreciation and amortization                            13,143             172(i)          36,876
      General and administrative                                9,717              --             23,336
      Compensation related to equity
        participation awards                                       --              --              1,382
                                                        -------------    ------------       ------------

        Total costs and expenses                              191,051             172            312,592
                                                        -------------    ------------       ------------

Operating income                                               19,404            (172)            87,449

Interest and other income                                         387              --              1,839
Interest expense                                              (12,759)         (7,779)(j)        (39,577)
                                                        -------------    ------------       ------------

Income before minority interest and
    income taxes                                                7,032          (7,951)            49,711

Minority interest in net income                                    --              19(f)            (478)

Income tax provision                                             (938)             --             (1,881)
                                                        -------------    ------------       ------------

Net income                                                      6,094          (7,932)            47,352

General partner's interest in net income                           --              19(g)          (1,650)
                                                        -------------    ------------       ------------

Limited partners' interest in net income                $       6,094    $     (7,913)      $     45,702
                                                        =============    ============       ============

Allocation of net income per unit                                                           $       2.25
                                                                                            ============

Weighted average number of
    Partnership units outstanding                                                                 20,285
                                                                                            ============

       See notes to pro forma condensed consolidated financial information

                 KANEB PIPE LINE PARTNERS, L.P. AND SUBSIDIARIES
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                      NINE MONTHS ENDED SEPTEMBER 30, 2001
                    (IN THOUSANDS - EXCEPT PER UNIT AMOUNTS)
                                   (UNAUDITED)


                                                                    Acquisition of Statia
                                                                ----------------------------
                                                 Partnership       Statia         Pro Forma         Partnership
                                                  Historical     Historical      Adjustments         Pro Forma
                                                ------------    ------------    ------------       ------------

Revenues                                        $    154,424    $    155,141    $         --       $    309,565
                                                ------------    ------------    ------------       ------------

Costs and expenses:
       Cost of products sold                              --          89,932              --             89,932
       Operating costs                                67,333          27,798              --             95,131
       Depreciation and amortization                  17,326           9,560             426(i)          27,312
       General and administrative                      7,483           8,117              --             15,600
                                                ------------    ------------    ------------       ------------

          Total costs and expenses                    92,142         135,407             426            227,975
                                                ------------    ------------    ------------       ------------

Operating income                                      62,282          19,734            (426)            81,590

Interest and other income                              4,218             680              --              4,898
Interest expense                                     (12,144)         (9,942)         (5,851)(j)        (27,937)
                                                ------------    ------------    ------------       ------------

Income before minority interest and
     income taxes                                     54,356          10,472          (6,277)            58,551

Minority interest in net income                         (537)             --             (35)(f)           (572)

Income tax provision                                    (602)           (725)             --             (1,327)
                                                ------------    ------------    ------------       ------------

Income before extraordinary item                      53,217           9,747          (6,312)            56,652

Extraordinary item - loss on debt
     extinguishment, net of minority
     interest and income taxes                        (5,757)             --              --             (5,757)
                                                ------------    ------------    ------------       ------------

Net income                                            47,460           9,747          (6,312)            50,895

General partner's interest in net income              (1,868)             --             (35)(g)         (1,903)
                                                ------------    ------------    ------------       ------------

Limited partners' interest in net income        $     45,592    $      9,747    $     (6,347)      $     48,992
                                                ============    ============    ============       ============

Allocation of net income per unit:
     Before extraordinary item                  $       2.54                                       $       2.71
     Extraordinary item                                (0.29)                                             (0.29)
                                                ------------                                       ------------
                                                $       2.25                                       $       2.42
                                                ============                                       ============

Weighted average number of
     Partnership units outstanding                    20,285                                             20,285
                                                ============                                       ============


       See notes to pro forma condensed consolidated financial information

                 KANEB PIPE LINE PARTNERS, L.P. AND SUBSIDIARIES
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2001
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                                     Acquisition of Statia
                                                                  ---------------------------
                                                    Partnership      Statia        Pro Forma         Partnership
                                                    Historical     Historical     Adjustments         Pro Forma
                                                   ------------   ------------   ------------       ------------
                      ASSETS
Current assets:
     Cash and cash equivalents                     $     11,368   $     21,220   $    (21,220)(k)   $     11,368
     Accounts receivable                                 23,392         16,032             --             39,424
     Prepaid expenses and other                           4,414          6,487             --             10,901
                                                   ------------   ------------   ------------       ------------

          Total current assets                           39,174         43,739        (21,220)            61,693

Net property and equipment                              478,123        199,062         96,816(l)         774,001

Investment in affiliates                                 21,747             --             --             21,747

Other noncurrent assets, net                                 --          2,342         (1,631)(m)            711
                                                   ------------   ------------   ------------       ------------

                                                   $    539,044   $    245,143   $     73,965       $    858,152
                                                   ============   ============   ============       ============

          LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
     Current portion of long-term debt             $     23,958   $      1,167   $         --       $     25,125
     Accounts payable and accrued expenses               24,695         27,955             --             52,650
     Accrued distributions payable                       16,263             --             --             16,263
     Payable to general partner                           3,183             --             --              3,183
                                                   ------------   ------------   ------------       ------------

       Total current liabilities                         68,099         29,122             --             97,221

Long-term debt, less current portion                    235,900        106,056        183,930(j)         525,886

Other liabilities and deferred taxes                     14,958          2,913         (2,913)(n)         14,958

Minority interest                                         1,000             --             --              1,000

Partners' capital                                       219,087        107,052       (107,052)(o)        219,087
                                                   ------------   ------------   ------------       ------------

                                                   $    539,044   $    245,143   $     73,965       $    858,152
                                                   ============   ============   ============       ============



      See notes to pro forma condensed consolidated financial information

                 KANEB PIPE LINE PARTNERS, L.P. AND SUBSIDIARIES
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                    SEPTEMBER 30, 2001 AND DECEMBER 31, 2000
                                   (UNAUDITED)


ACQUISITION OF SHORE


(a) The purchase price of Shore, acquired on January 3, 2001 and reflected in the Partnership's historical combined balance sheet at September 30, 2001, is calculated as follows (in thousands, except per unit amount):

                  Cash paid                                                             $     107,069

                  Partnership units issued                                 1,975
                  Market value of Partnership units at date
                    of contract and announcement                   $       28.60
                                                                   -------------
                  Value of Partnership units issued                                            56,488
                                                                                        -------------

                  Purchase price of Shore                                               $     163,557
                                                                                        =============

(b) Represents adjustments to depreciation and amortization of the acquired assets, based on the Partnership's preliminary allocation of purchase price. Depreciation of terminals and related assets acquired is based on a useful life of approximately 20-25 years.

(c) Represents adjustment of payroll and related costs associated with the Shore employees not retained, and not intended to be replaced, by the Partnership.

(d) Represents adjustment of compensation related to equity participation awards for employees of Shore that have not been retained, and not intended to be replaced, by the Partnership.

(e) Interest expense has been adjusted to remove historical Shore interest expense on debt repaid at acquisition date and to reflect interest on Shore acquisition debt ($107.1 million) at 6.31% per annum. A 1/8% change in interest rates would result in a $134,000 annual change in interest expense to the Partnership.

(f) Represents the General Partner's 1% interest in Kaneb Pipe Line Operating Partnership, L.P.

(g)      Represents the General Partner's 1% interest in the Partnership.

(h) Represents 1,975,090 Partnership units issued in connection with the acquisition of Shore.

ACQUISITION OF STATIA

(i) Represents adjustments to depreciation and amortization of the acquired assets, based on the Partnership's preliminary Pro Forma allocation of the purchase price. Depreciation of terminals and related assets is based on a useful life of approximately 20-25 years.

(j) Represents adjustments to reflect Pro Forma Statia acquisition bank debt of $183.9 million. Interest expense has been adjusted to reflect interest on the bank debt at 4.60% per annum. A 1/8% change in interest rates would result in a $230,000 annual change in interest expense to the Partnership.

(k) Represents adjustments to eliminate historical Statia cash balances not acquired by the Partnership ($602,000) and a Pro Forma reduction in Statia acquisition bank debt for the utilization of historical cash balances acquired with Statia ($20.6 million).

                 KANEB PIPE LINE PARTNERS, L.P. AND SUBSIDIARIES
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                    SEPTEMBER 30, 2001 AND DECEMBER 31, 2000
                                   (UNAUDITED)


(l) Represents adjustments to record the preliminary Pro Forma allocation of the estimated fair value of the property and equipment of Statia, however, the final valuation of the assets and liabilities is not complete. The Partnership does not expect any significant modifications to the preliminary purchase price allocation that would have a material effect on the Pro Forma Statements presented.

(m) Represents an adjustment to eliminate Statia's historical deferred debt issuance costs.

(n) Represents an adjustment to eliminate Statia's historical accrued distributions payable.

(o) Represents an adjustment to eliminate Statia's historical stockholder's equity.

                                  EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION
-------           -----------

10.1 Stock Purchase Agreement, dated as of November 12, 2001, by and between Kaneb Pipe Line Operating Partnership, L.P., and
                  Statia Terminals Group N.V., a public company with limited liability organized under the laws of the Netherlands
                  Antilles.

10.2 Voting and Option Agreement dated as of November 12, 2001, by and between Kaneb Pipe Line Operating Partnership, L.P., and
                  Statia Terminals Holdings N.V., a Netherlands Antilles company and a shareholder of Statia Terminals Group N.V., a Netherlands Antilles company.

23.1              Consent of Independent Certified Public Accountants.